EXHIBIT 10(a) Form 10-Q
                                                For the Quarter Ended
                                                March 31, 1996

                                            Fiscal Year Ending December 31, 1996




                               LUCENT TECHNOLOGIES
                               OPERATING AGREEMENT

                      Dated as of April 2, 1996


                                     Between



                            LUCENT TECHNOLOGIES, INC.
                             a Delaware corporation,


                                       And


                            AT&T CAPITAL CORPORATION,
                             a Delaware corporation

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----
                                    ARTICLE I
DEFINITIONS..............................................................  2

                                   ARTICLE II
FINANCING RELATED SERVICES TO BE PROVIDED BY CAPITAL..................... 11

    2.1   Financing Related Services - Objectives and Commitments ....... 11
    2.2   Training of Company Personnel ................................. 13
    2.3   Providing Company with Information as to
            Financings and Finance Markets .............................. 14
    2.4   Subsidized and Guaranteed Financings and
            Ancillary Services .......................................... 14
    2.5   Advisory Services ............................................. 15
    2.6   No Obligation or Commitment ................................... 15
    2.7   Alternative Financing and Recourse Arrangements ............... 16

                                   ARTICLE III
PREFERRED PROVIDER STATUS................................................ 17
    3.1.  Support of the Capital Entities................................ 17
    3.2.  Preferred Provider Status...................................... 18
    3.3.  Right to Choose Alternative Providers.......................... 20
    3.4.  Finance Marketing Support...................................... 21
    3.5.  Personnel Support.............................................. 21
    3.6.  Information Support............................................ 22
    3.7.  Activities of the Company Entities............................. 22

                                   ARTICLE IV
NON-COMPETITION.......................................................... 22
    4.1.  Covenant Not to Compete........................................ 22
    4.2.  Use of a Permitted Captive Financing Source.................... 25
    4.3.  Financing Operations of Acquired Entities...................... 26

                                    ARTICLE V
PROTOCOLS AND PROCEDURES AND RELATED MATTERS............................. 28
    5.1.  Protocols and Procedures; Pilot Programs....................... 28
    5.2.  Systems Interface.............................................. 29

                                   ARTICLE VI
REMARKETING OF PRODUCTS.................................................. 30
    6.1.  In General..................................................... 30
    6.2.  Deinstallation, Refurbishment and Re-Certification
            of Remarketed Products....................................... 31
    6.3.  Rights to Use Software......................................... 32

                                   ARTICLE VII
CERTAIN ALLOCATIONS OF RISK; LITIGATION AND REPOSSESSION................. 32
    7.1.  Representations, Warranties and Covenants...................... 32
    7.2.  Allocation of Certain Risks.................................... 34
    7.3.  Collection and Repossession Actions............................ 36
    7.4.  Actions Against Significant Accounts........................... 36

                                  ARTICLE VIII
SCOPE OF APPLICATION OF AGREEMENT........................................ 37
    8.1.  Attribution of Actions of Subsidiaries to Their Parents........ 37
    8.2.  Application of Agreement to Certain Joint Ventures and Other
            Minority Investments of the Company.......................... 38
    8.3.  Sale, Public Offering or Spin-Off of a Significant
            Products Entity ............................................. 38
    8.4.  New Products and Company Entities.............................. 39
    8.5.  Geographic Scope of Agreement.................................. 40

              ARTICLE IX INDEMNIFICATION................................. 41
    9.1.  Capital Indemnity.............................................. 41
    9.2.  Company Indemnity.............................................. 41
    9.3.  Procedure...................................................... 42

                                    ARTICLE X
DISPUTE RESOLUTION....................................................... 43
   10.1.  Resolution of Disputes......................................... 43
   10.2.  Resolution of Disputes Using Best Efforts...................... 43
   10.3.  Arbitration.................................................... 44
   10.4.  Continuity of Service and Performance.......................... 46
   10.5.  Disputes as to Sales Site Protocols and Procedures............. 46

                                   ARTICLE XI
TERM AND TERMINATION..................................................... 46
   11.1.  Initial Term and Renewal....................................... 46
   11.2.  Termination.................................................... 47
   11.3.  Effect of Termination.......................................... 48

                                   ARTICLE XII
CONFIDENTIALITY.......................................................... 49

                                  ARTICLE XIII
MISCELLANEOUS............................................................ 50
   13.1.  Variation of Terms; Amendments................................. 50
   13.2.  No Partnership................................................. 50
   13.3.  Successors and Assigns; Third Parties.......................... 50
   13.4.  Severability................................................... 50
   13.5.  Notices........................................................ 51
   13.6.  Governing Law.................................................. 52
   13.7.  Headings....................................................... 52
   13.8.  Counterparts................................................... 52

                             SCHEDULES AND EXHIBITS

Schedule A--  Description of the Business of the Divisions
Schedule B--  Location Support Agreement
Schedule C--  Description of Certain Past Practices of the Divisions
                Relating to Interim Financings
Schedule D-- Description of Certain Past Practices of AT&T Paradyne Schedule E-- Description of Certain Equipment, Systems and Services
                Provided by Network Systems
Schedule F--  Description of Certain Past Practices of the Divisions
                Relating to the Rental of Products on a Periodic Basis Schedule G-- General Allocation of Responsibilities

                               LUCENT TECHNOLOGIES
                               OPERATING AGREEMENT


               LUCENT TECHNOLOGIES OPERATING AGREEMENT dated as of
April 2, 1996 (this "Agreement") between LUCENT TECHNOLOGIES INC., a
Delaware corporation (the "Company"), and AT&T CAPITAL CORPORATION, a Delaware corporation ("Capital").

                              W I T N E S S E T H:

               WHEREAS, the Board of Directors of AT&T Corp.("AT&T") has determined that it is in the best interest of AT&T to separate AT&T's existing businesses into three independent businesses;

               WHEREAS, as part of the foregoing, NCR Corporation ("NCR") and the Company will enter into a Separation and Distribution Agreement with AT&T which provides, among other things, for the separation of the Company assets and the Company liabilities;

               WHEREAS, in order to consummate a spin-off of the Company, (i) AT&T will contribute or otherwise convey or cause to be conveyed the assets, or certain assets, of the Divisions (as defined herein) to the Company, a recently formed wholly-owned Subsidiary of AT&T, (ii) the Company will sell to the public, pursuant to an initial public offering (the "IPO"), approximately 15% of its common equity and (iii) in a separate transaction following the IPO, AT&T will spin-off its entire interest in the Company to its shareholders (such transactions are collectively referred to as the "Spin-Off Transactions");

               WHEREAS, Capital entered into an Operating Agreement dated as of June 25, 1993 (as amended from time to time, the "AT&T Operating Agreement") with AT&T;

               WHEREAS, pursuant to Section 8.3 of the AT&T Operating Agreement, Capital has requested AT&T to cause the Company to enter into a Comparable Operating Agreement (as defined in Section 8.3 of the AT&T Operating Agreement) relating to the businesses of the Divisions that is substantially similar in scope and terms to the AT&T Operating Agreement;

               WHEREAS, AT&T and Capital have entered into an Agreement dated as of January 5, 1996 pursuant to which AT&T has agreed to use its best efforts to cause the Company to enter into this Agreement by January 31, 1996 (but in any event no later than the date required pursuant to Section 8.3 of the AT&T Operating Agreement);

               WHEREAS, it is the intention of the parties hereto that (i) this Agreement constitute a Comparable Operating Agreement relating to the businesses of the Divisions and (ii) this Agreement shall govern the relationship between the Company and its Subsidiaries, on the one hand, and Capital and its Subsidiaries, on the other hand, after the consummation of the Spin-Off Transactions as to the matters set forth in this Agreement;

               NOW, THEREFORE, in consideration of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the conditions and upon the terms hereof, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

               As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms defined:

               "AAA" has the meaning ascribed thereto in Section 10.3(g).

               "Acquired Entity" has the meaning ascribed thereto in Section
4.3.

               "Acquired Entity Financing Source" has the meaning ascribed thereto in Section 4.3.

               "Active Service Area" has the meaning ascribed thereto in Section 8.5.

               "Adjusted Financeable Product Sales" means, with respect to any calendar year, the aggregate purchase price (net of any discounts) paid by Customers, Authorized Dealers or the Capital Entities (or, with respect to periods prior to March 31, 1993, Capital Holdings and its Subsidiaries) to the Company Entities, together with any related sales taxes and installation and similar costs, for Financeable Products sold by the Company Entities during such calendar year and each of the two preceding calendar years. In the event that during any three-year period for which Adjusted Financeable Product Sales is calculated, there has occurred a disposition, termination or phase-out by any Company Entity of any significant Financeable Product line, the Adjusted Financeable Product Sales amount with respect to such three-year period shall be reduced by the amounts attributable to sales of such Financeable Products during such three-year period and any related sales taxes and installation and similar costs. In the event that during any three-year period for which Adjusted Financeable Products Sales is calculated, there has been introduced or has occurred a phase-in or an acquisition by any Company Entity of any significant Financeable Product line, the Adjusted Financeable Product Sales amount with respect to such three-year period shall be adjusted such that the aggregate purchase price (net of discounts) of and any related sales taxes and installation and similar costs for such significant Financeable Product line shall be (x) with respect to each full calendar year within such three-year period during which such Financeable Product line has been sold by the Company Entities (each such year, a "Full Sales Year"), the actual aggregate purchase price (net of discounts) of and any related sales taxes and installation and similar costs for Financeable Products constituting part of such Financeable Products line that are sold within such Full Sales Year and (y) with respect to each calendar year within such three-year period during or prior to which such Financeable Product line was introduced, phased-in or acquired (each such year, a "Partial Sales Year"), an assumed amount equal to the amount calculated pursuant to clause (x) above for the first Full Sales Year following such Partial Sales Year. Notwithstanding the foregoing, there shall be excluded from the foregoing calculations (i) Financeable Product lines sold by AT&T Paradyne or Network Systems for which AT&T Paradyne or Network Systems, as the case may be, provide financing pursuant to Section 4.1(b) and (ii) Financeable Product lines the introduction, phase-in or acquisition of which was effected in the calendar year with respect to which Adjusted Financeable Products Sales is being calculated together with, in each case, any related sales taxes and installation and similar costs. The foregoing adjustments to Adjusted Financeable Product Sales for any period shall be calculated on a basis that is consistent with the basis on which adjustments to Adjusted Financing Amount for such period are calculated.

               "Adjusted Financing Amount" means, with respect to any calendar year, the aggregate amount of Financings provided by the Capital Entities (or, with respect to periods prior to March 31, 1993, Capital Holdings and its Subsidiaries) for Financeable Products sold by the Company Entities during such calendar year and each of the two preceding calendar years, together with the aggregate amount of Financings of any related sales taxes and installation and similar costs. In the event that during any three-year period for which Adjusted Financing Amount is calculated, there has occurred a disposition, termination or phase-out by any Company Entity of any significant Financeable Product line, the Adjusted Financing Amount with respect to such three-year period shall be reduced by the amount attributable to Financings of Financeable Products constituting part of such Financeable Product line during such three-year period or to Financings of any related sales taxes and installation and similar costs. In the event that during any three-year period for which Adjusted Financing Amount is calculated, there has been introduced or has occurred a phase-in or an acquisition by any Company Entity of any significant Financeable Product line, the Adjusted Financing Amount with respect to such three year period shall be adjusted such that the amount of Financings for such significant Financeable Product line shall be (x) with respect to each Full Sales Year (as defined in the definition of "Adjusted Financeable Product Sales"), the aggregate amount of such Financings (together with the aggregate amount of Financings of any related sales tax and installation and similar costs) for Financeable Products constituting part of such Financeable Product line that are sold within such Full Sales Year and (y) with respect to any Partial Sales Year (as defined in the definition of "Adjusted Financeable Product Sales"), an assumed amount equal to the amount calculated pursuant to clause (x) above for the first Full Sales Year following such Partial Sales Year. Notwithstanding the foregoing, there shall be excluded from the foregoing calculations (i) Financings provided by the Capital Entities for Financeable Product lines sold by AT&T Paradyne or Network Systems for which AT&T Paradyne or Network Systems, as the case may be, provide financing pursuant to Section 4.1(b) and (ii) Financings provided by the Capital Entities for Financeable Products lines the introduction, phase-in or acquisition of which was effected in the calendar year with respect to which Adjusted Financing Amount is being calculated together with, in each case, Financings of any related sales taxes and installation and similar costs.

               "Advisory Services" has the meaning ascribed thereto in Section 2.5.

               "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "After-Tax Basis" means, with respect to any payment to be received or accrued by any Person, the amount of such payment supplemented by a further payment or payments (which shall be payable either simultaneously with the initial payment or, in the event that taxes resulting from the receipt or accrual of such initial payment are not payable in the year of receipt or accrual, at the time or times such taxes become payable) so that the sum of all such initial and supplemental payments, after deduction of all taxes imposed by any taxing authority (after taking into account any credits or deductions or other tax benefits arising therefrom to the extent such are currently utilized) resulting from the receipt or accrual of such payments (whether or not such taxes are payable in the year of receipt or accrual) will be equal to the initial payment to be so received or accrued.

               "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement is amended and supplemented from time to time in accordance with its terms.

               "Alternative Ancillary Services" means Ancillary Services offered or provided to the Company Entities, Customers or Authorized Dealers by an Alternative Provider.

               "Alternative Financing Program" means a Financing program offered or provided to the Company Entities, Customers or Authorized Dealers by an Alternative Provider.

               "Alternative Provider" means a Person (other than an Affiliate of the Company or Capital) that offers financings or other services competitive with Financings or Ancillary Services offered by the Capital Entities hereunder.

               "Ancillary Services" means (i) the provision of property, casualty or similar types of insurance with respect to Products, (ii) asset monitoring, recovery and remarketing services of a type provided by the Capital Entities to the Company Entities or their Customers or Authorized Dealers on or prior to the date hereof and (iii) any other value-added services relating to Products or Financings offered by the Capital Entities from time to time and agreed to by the parties to be treated as Ancillary Services for purposes of this Agreement.

               "AT&T" has the meaning ascribed thereto in the preamble.

               "AT&T Entities" means AT&T and all Persons that constitute Subsidiaries of AT&T (other than Subsidiaries that constitute Capital Entities) from time to time.

               "AT&T Microelectronics" means the SBU of AT&T commonly referred to as "AT&T Microelectronics", a general description of the business of which (including a description of its Products, customers and markets) is set forth on Schedule A attached hereto and made a part hereof.

               "AT&T Operating Agreement" has the meaning ascribed thereto in the preamble.

               "AT&T Paradyne" means AT&T Paradyne Corporation, a wholly-owned Subsidiary of AT&T, a general description of the business of which (including a description of its Products, customers and markets) is set forth on Schedule A attached hereto and made a part hereof.

               "Authorized Dealer" means any Person that is authorized or permitted by any Company Entity to acquire Products directly from such Company Entity for resale on a wholesale or retail basis.

               "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in New Jersey are authorized or required by law to be closed.

               "Capital" means AT&T Capital Corporation, a Delaware corporation, and its successors and permitted assigns.

               "Capital Entities" means Capital and all Persons that constitute Subsidiaries of Capital from time to time.

               "Capital Entities' Financing Penetration Rate" means, as of the end of any calendar year, the Adjusted Financing Amount for such year and the two preceding calendar years expressed as a percentage of the Adjusted Financeable Product Sales for such year and the two preceding calendar years.

               "Capital Holdings" means AT&T Capital Holdings, Inc., a Delaware corporation.

               "Captive Financing Trigger Event" has the meaning ascribed thereto in Section 4.2.

               "Company" has the meaning ascribed thereto in the preamble.

               "Company Entities" means the Company and all Persons that constitute Subsidiaries of the Company from time to time; provided, however, in respect of the business activities and performance of the Company Entities at any time prior to the Spin-Off Date, "Company Entities" shall refer to the businesses and assets of the Divisions.

               "Company Responsibility" has the meaning ascribed thereto in
Section 7.2(b).

               "Comparable Operating Agreement" has the meaning ascribed thereto in Section 8.3.

               "Consumer Products" means the SBU of AT&T commonly referred to as "Consumer Products", a general description of the business of which (including a description of its Products, customers and markets) is set forth on Schedule A attached hereto and made a part hereof.

               "Credit" means AT&T Credit Corporation, a Delaware corporation that is a wholly-owned Subsidiary of Capital and was previously named "AT&T Captive Finance, Inc.".

               "Credit Holdings" means AT&T Credit Holdings, Inc., a Delaware corporation that is a wholly-owned Subsidiary of Capital Holdings and was previously named "AT&T Credit Corporation".

               "Credit Receivables Agreement" means the Operating Agreement dated as of January 1, 1985, among AT&T and Credit Holdings and certain of their Affiliates, as such agreement is amended and supplemented from time to time in accordance with its terms.

               "Customer" means any Person that is an actual (or, if the context so indicates, potential) acquirer or user of Products, other than an Authorized Dealer.

               "Customer Financing" means any direct or indirect financing of the sale, lease or other furnishing of Products by any Company Entity (or Authorized Dealer) to Customers, and will include, without limitation, (i) entering into leases, secured loans, installment sales contracts or conditional sales contracts directly with such Customers, (ii) the purchase or financing of receivables arising from such sales, leases or other furnishings of Products by any Company Entity (or Authorized Dealer), and (iii) the issuance of charge or credit cards (such as Capital's Products Plus Card) primarily intended for the financing of purchases of Products.

               "Customer Outsourcing Program" means any program of the Company Entities for the acquisition, maintenance and/or operation by the Company Entities of telecommunications, computer, data and/or information networks or operations for Customers under what is generally referred to in the industry as an outsourcing or network management contract ("Outsourcing Contract") between the applicable Customer and the applicable Company Entities, under which program financing of the products and other equipment and software (which may include, but are not necessarily limited to, Products) used in connection with the Outsourcing Contract is provided by a financing source other than the internal or budgeted funds of the Company Entities offering such program.

               "Dealer Financing" means any direct or indirect (i) financing of the purchase or lease by Authorized Dealers of Products from the Company Entities for resale or re-lease to Customers, including, without limitation, floor planning loans and other forms of inventory financing and (ii) provision of other types of secured loans to such Authorized Dealers.

               "Divisions" means, collectively, AT&T Microelectronics, Network Systems, AT&T Paradyne, Consumer Products, Global Business Communications Systems and any other SBU of AT&T that becomes an SBU or a part of an SBU of the Company or any of the Company's Subsidiaries in connection with the Spin-Off Transactions. Any reference to a Division relating to a period after the Spin-Off Date shall refer to the relevant SBU (or part of such SBU) of the Company or the Company's Subsidiaries conducting the business of such Division after the Spin-Off Date.

               "Dollars" and "$" mean the lawful money of the United States.

               "Financeable Products" means all Products (other than Products constituting consumables or maintenance, service or similar contracts) sold by the Company Entities to Customers or Authorized Dealers within the Active Service Areas that (i) have been Financed by the Capital Entities or (ii) are types of Products for which it is customary in the equipment finance industry within the Active Service Areas for third-party, "non-captive" equipment financing companies to provide Financing.

               "Financed Products" means Products with respect to which Financing has been provided.

               "Finance Marketing Support" has the meaning ascribed thereto in
Section 3.1(i).

               "Financing" means Customer Financing, Dealer Financing or Outsource Financing.

               "First Tier Transfer of Control" means a transaction or series of transactions that has the effect of reducing AT&T's direct or indirect ownership interest of Capital's voting securities, such that Capital is no longer a Subsidiary of AT&T.

               "Global Business Communications Systems" means the SBU of AT&T commonly referred to as "Global Business Communications Systems", a general description of the business of which (including a description of its Products, customers and markets) is set forth on Schedule A attached hereto and made a part hereof.

               "Information Support" has the meaning ascribed thereto in Section 3.1(v).

               "Initial Term" has the meaning ascribed thereto in Section 11.1.

               "IPO" has the meaning ascribed thereto in the preamble.

               "Location Support" has the meaning ascribed thereto in Section 3.1(iii).

               "Location Support Agreement" has the meaning ascribed thereto in
Section 3.1(iii).

               "Network Systems" means the SBU of AT&T commonly referred to as "Network Systems", a general description of the business of which (including a description of its Products, customers and markets) is set forth on Schedule A attached hereto and made a part hereof.

               "Outsource Financing" means any direct or indirect financing (including, without limitation, through secured loans and leases) of or with respect to any Customer Outsourcing Program.

               "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

               "Personnel Support" has the meaning ascribed thereto in Section 3.1(ii).

               "Products" means any products (including, without limitation, Software, but not including any real estate) and related installation and maintenance services provided, furnished, manufactured, sold or marketed, as the case may be, by the Company Entities from time to time.

               "Products Capacity" means the capacity of a Significant Products Entity to manufacture, market or provide Products (including, to the extent appropriate, the related manufacturing capacity, distribution and marketing capacity and Product development and support systems).

               "Protocols and Procedures" has the meaning ascribed thereto in
Section 5.1(a).

               "Protocol Standards" has the meaning ascribed thereto in Section 5.1(a).

               "Renewal Period" has the meaning ascribed thereto in Section
11.1.

               "Sales Site" means any site, office or location from which any Company Entity or SBU conducts the sale or marketing of Products.

               "SBU" means a division of AT&T, prior to the Spin-Off Date, or of a Company Entity, from and after the Spin-Off Date, involved in the manufacture, sale, provision or marketing of Products, including, without limitation, each of the Divisions.

               "Significant Account" means a customer (which may be an Authorized Dealer or a Customer) of a Company Entity (i) which has acquired Products with an aggregate purchase price exceeding $10,000,000 in the most recent calendar year or which can reasonably be expected to acquire Products with an aggregate purchase price exceeding such amount in the current calendar year and (ii) has been designated by such Company Entity as a "Significant Account" by written notice to Capital.

               "Significant Products Entity" means a Company Entity or SBU (x) which is in the business of manufacturing, marketing or providing Products and
(y) which has annual sales revenues in excess of $200,000,000 for the calendar year immediately preceding the calendar year during which the applicable transaction referred to in Section 8.3 is proposed or effected.

               "Software" means any intellectual property commonly or generically known as software, together with related storage disks and instructional and other documents, the acquisition or use of which by any Person is customarily financed by the Capital Entities or relates to or is used in connection with equipment financed by the Capital Entities.

               "Spin-Off Date" means the date of the consummation of the Spin-Off Transactions.

               "Spin-Off Transactions" has the meaning ascribed thereto in the preamble.

               "Standard Documents" means standardized forms of documents prepared (and from time to time revised) by the Capital Entities in connection with the offering of various types of Financings and Ancillary Services, including forms of leases, loan agreements, security agreements, guarantees, financing statements and other documents necessary or appropriate for the conducting of the Capital Entities' business of providing Financing and Ancillary Services.

               "Subsequent Transfers of Control" means any transaction or series of events or transactions, in which Capital becomes a Subsidiary of any Person other than the Person (or an Affiliate of the Person) which acquired Capital in the First Tier Transfer of Control.

               "Subsidiary" means, with respect to any Person, any other Person which is directly or indirectly controlled by such Person. For purposes of this definition, "control", as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Systems Support" has the meaning ascribed thereto in Section 3.1(iv).

               Unless the context indicates otherwise, references to Articles, Sections and Schedule will refer to the corresponding articles and sections in and schedule to this Agreement and references to the parties shall mean the parties to this Agreement. Capitalized terms used herein without definition (such as "Financed") that have correlative defined terms (such as "Financing") will have a meaning correlative to the defined term. References to "consistent with past practice" shall refer to the past practices of the Capital Entities and the businesses of the Divisions prior to June 25, 1993.

                                   ARTICLE II
              FINANCING RELATED SERVICES TO BE PROVIDED BY CAPITAL

        Section 2.1. Financing Related Services-Objectives and Commitments.
(a) It is the mutual objective of the parties to this Agreement that Capital will, during the term of this Agreement and within the Active Service Areas, either directly or through its Subsidiaries:

               (i) make available to Customers of the Company Entities and Authorized Dealers appropriate forms of Customer Financings for the purchase, lease or other acquisition of Products (such as, but not necessarily including with respect to each type of Product, leases, secured loans, installment sales contracts and conditional sales contracts), and otherwise provide the Company Entities and Authorized Dealers with Customer Financing in the form of purchases or financings of receivables arising from the sale, lease or other furnishing by the Company Entities or Authorized Dealers of Products to Customers;

               (ii) make available to Authorized Dealers appropriate forms of Dealer Financing and make available to the Company Entities appropriate forms of Outsource Financing; and

               (iii) make available to the Company Entities, Customers and Authorized Dealers, where appropriate, various types of Ancillary Services offered from time to time by Capital and its Subsidiaries.

               (b) In furtherance of the objectives described in paragraph (a) above, Capital shall, during the term of this Agreement and within the Active Service Areas, either directly or through its Subsidiaries:

               (i) generally continue the Financing and Ancillary Services programs under which Capital Holdings and its Subsidiaries (and, as successors to the "captive" financing businesses thereof, Capital and its Subsidiaries) have heretofore been providing Financings and Ancillary Services to the Company Entities, Customers and Authorized Dealers (subject to Capital's right to modify, revise or terminate particular programs as appropriate to accommodate changes in market conditions or the marketing requirements of the Company Entities, Customers and Authorized Dealers and other relevant developments);

               (ii) as the Company Entities introduce new Products, use its good faith efforts, in cooperation with the Company, to modify existing or devise new Financing and Ancillary Service programs, where appropriate, to support the sale, lease or other furnishings of such Products;

               (iii) make any new Ancillary Services offered by the Capital Entities available to the Company Entities, Customers and Authorized Dealers, as appropriate;

               (iv) cooperate with the Company Entities and Authorized Dealers in promoting and advertising the availability of the Financings and Ancillary Services to Customers, including providing their sales and marketing personnel with information with respect to such Financings and Ancillary Services and by generally responding to inquiries made by Customers or the employees of such Company Entities or Authorized Dealers with respect to such Financings and Ancillary Services;

               (v) jointly with the Company, establish and implement and, where appropriate, revise from time to time Protocols and Procedures for the furnishing of such Financings and Ancillary Services in accordance with the provisions of Section 5.1;

               (vi) prepare Standard Documents for use in connection with standardized types of Financings and maintain the capacity to (A) modify such Standard Documents in order to document particular Financings and Ancillary Services and (B) prepare appropriate documentation for any customized Financings and Ancillary Services that Capital may offer to particular Customers or Authorized Dealers pursuant to this Agreement;

               (vii) cooperate with the Company Entities and Authorized Dealers to facilitate Financings (including, where appropriate, extensions, renewals or modifications of existing Financings) of replacements or upgrades of Financed Products or additions of Products to previously Financed Products (subject to adequate protection of the interests of the Capital Entities in any Financings that would be affected thereby);

               (viii) maintain the capacity to, and employ (or have ready access to) personnel having the requisite financial, legal and other skills to, respond to requests of Customers or Authorized Dealers with respect to unusual, specialized or complex Financings and Ancillary Services;

               (ix) endeavor to maintain good relations with Customers and Authorized Dealers and, by offering courteous, efficient and informed Financing services and Ancillary Services, promote and support the efforts of the Company Entities and Authorized Dealers to sell, distribute and market the Products;

               (x) keep appropriate employees of the Capital Entities informed of business developments at the Company Entities, the characteristics of Products and their usages, developments of new Products, Product migration and marketing strategies and the Product-related business plans of the Company Entities by disseminating the information provided to the Capital Entities by the Company Entities pursuant to Section 3.6;

               (xi) generally keep informed of developments in the equipment financing industry and of the development of new types of financings; and

               (xii) at appropriate intervals, review the types of Financings and Ancillary Services offered and provided for the Products, the types of Financings and Ancillary Services requested by the Company Entities, Customers and Authorized Dealers and other available information so as to assess the responsiveness of the Financings and Ancillary Services offered by the Capital Entities to the financing and related needs of such Company Entities, Customers and Authorized Dealers, and use its good faith efforts to develop new Financing techniques or products and new types of Ancillary Services that would enhance or facilitate the sale, lease or other furnishings of Products to Customers and Authorized Dealers.

               (c) In connection with the activities described in paragraph (b) above, Capital shall, during the term of this Agreement and within the Active Service Areas, either directly or through its Subsidiaries:

               (i) employ and train appropriate personnel and maintain, adapt and upgrade its telecommunications, information-processing and record-keeping systems as it deems necessary or appropriate for the purpose of carrying out such activities; and

               (ii) obtain and maintain such franchises, licenses and permits as it deems necessary or appropriate for the purpose of carrying out such activities.

               Section 2.2. Training of Company Personnel. The Capital Entities shall, consistent with past practice, conduct training programs for attendance by appropriate sales personnel employed by the Company Entities and Authorized Dealers at which such individuals shall be trained in the proper documentation of Financings, the techniques of using Financings and Ancillary Services offered by the Capital Entities as sales tools and the particulars of such Financings and Ancillary Services. The Capital Entities shall also provide appropriate training and assistance, consistent with past practice, to the Company Entities' operational and office support personnel with respect to the implementation of the Protocols and Procedures (including, without limitation, processing of applications for and documentation of Financings and Ancillary Services), the electronic systems interfaces between the Company Entities' and Capital Entities' computer systems and related matters.

               Section 2.3. Providing the Company with Information as to Financings and Finance Markets. The Capital Entities shall, consistent with past practice, provide to the appropriate Company Entities on a periodic basis information concerning levels of applications for and approvals of Financings and Ancillary Services, turn-around times for processing applications for Financings and Ancillary Services, levels of completed and outstanding Financings and, where requested, payment and delinquency histories with respect to Financings and Ancillary Services, and other appropriate information with respect to Financings and Ancillary Services provided under this Agreement. Upon request and to the extent permitted by applicable law, the Capital Entities shall also provide to the Company Entities appropriate information within the possession or control of such Capital Entities that is relevant to an analysis of the credit standing of any Customer or Authorized Dealer that has directly or indirectly received or applied for Financing or Ancillary Services from the Capital Entities. The Capital Entities shall also provide to the Company Entities, (i) on a periodic basis, appropriate information concerning competitive lease and other financing products and market conditions for financing products, and (ii) on a regular and timely basis, the development and marketing plans and strategies of the Capital Entities with regard to Financings and Ancillary Services. The Capital Entities shall, in a manner consistent with past practice, comply with all reasonable requests of the Company Entities for information with respect to the Capital Entities' business plans and results and programs for financings and ancillary services that are relevant to the activities contemplated under this Agreement (whether or not relating to the Active Service Areas.)

               Section 2.4. Subsidized and Guaranteed Financings and Ancillary Services. In the event that any Company Entity at any time desires that a Capital Entity provide a proposed Financing or Ancillary Service that has previously been rejected by or is otherwise unacceptable to such Capital Entity because of the level of credit, residual or other risk proposed to be borne by such Capital Entity in the provision of such Financing or Ancillary Service, or if any Company Entity at any time desires that a Capital Entity provide Financing or an Ancillary Service to a Customer or Authorized Dealer at a yield rate or price that is more favorable to such Customer or Authorized Dealer than the rate or price such Capital Entity is otherwise willing to offer, Capital shall use its best efforts to work out arrangements with such Company Entity such that the Company might, directly or indirectly, (x) subsidize such Financing or Ancillary Service (for instance, by agreeing to pay supplemental rent, premiums or interest or accepting a greater than usual discount) and/or
(y) provide credit support with respect to such Financing or Ancillary Service (for instance, by guaranteeing payments due and/or the residual under a lease) so as to permit such Capital

Entity to offer such Financing or Ancillary Service to the Customer or Authorized Dealer on the terms contemplated by such Company Entity. Capital shall use its best efforts to (x) respond in a timely manner to any proposal by any Company Entity with respect to the subsidization or guarantee of any such Financing or Ancillary Service and (y) identify to the Company Entities in advance, where it is reasonably practicable to do so, the types of Financings and Ancillary Services that Capital would be willing to provide on a subsidized or guaranteed basis. It is understood by Capital that the provision by the Company of any guarantee or subsidy with respect to any Financing or Ancillary Service is in the sole discretion of the Company.

               Section 2.5. Advisory Services. Capital shall (to the extent it is permitted to do so under applicable laws without the requirement of obtaining regulatory approvals or licenses in addition to those the Capital Entities may possess at the relevant time) use its good faith best efforts to provide, either directly or through its Subsidiaries, the Company Entities with financial advisory and syndication services ("Advisory Services") upon request in areas in which the Capital Entities have expertise, such as the structuring of Financings for certain Products not covered by the Capital Entities' general Financing programs (e.g., switching systems marketed by the Company Entities in certain less developed countries) and the arranging of securitizations of financial assets (other than financial assets subject to Financings by Capital). Such Advisory Services shall be provided by Capital pursuant to commercially reasonable arrangements to be agreed upon by the Company and Capital and will involve the payment to the relevant Capital Entities of advisory fees in an amount to be agreed upon. The utilization by the Company Entities of the Capital Entities for provision of such Advisory Services shall be in the sole discretion of the Company Entities.

              Section 2.6. No Obligation or Commitment. (a) The Capital Entities shall use their good faith efforts to provide Financings and Ancillary Services for sales, leases and other furnishings of Products by the Company Entities within the Active Service Areas, subject to compliance with Capital's credit and documentation standards and the availability of funding sources. However, the provisions of this Agreement are not intended to and will not be interpreted so as to obligate or commit the Capital Entities to provide Financings or Ancillary Services with respect to any particular Company Entity, Customer, Authorized Dealer or Product, and the Capital Entities will retain full discretion with respect to the circumstances in which it will provide, and the terms of, such Financings and Ancillary Services.

               (b) Although the Capital Entities are entitled, in their discretion, to modify or discontinue programs for Financings and Ancillary Services, the Capital Entities shall, consistent with past practice, prior to discontinuing or making a significant modification of any such program, inform the SBUs that would be affected by such discontinuance or modification and use reasonable efforts, in consultation with such SBUs, to minimize, as far as practicably possible, any disruptive effect of such discontinuance or modification on such SBU's sale, lease or other furnishings of Products.

               Section 2.7. Alternative Financing and Recourse Arrangements.
(a) The Company Entities and Capital Entities may, in their discretion, choose to enter into arrangements or programs from time to time with respect to Financings and Ancillary Services that have terms and conditions that vary from those contemplated in this Agreement. Any such alternative arrangements and programs will not be construed to amend this Agreement, which may be amended solely in accordance with the terms of Section 13.1. The parties further acknowledge and agree that, except to the extent otherwise provided herein, (i) any recourse or other similar arrangements with respect to Financings or Ancillary Services (whether written or oral) in effect on the date of this Agreement between any Capital Entity (as successor to Capital Holdings or any Subsidiary thereof or otherwise), on the one hand, and any AT&T Entity, on the other hand, will remain in effect in accordance with their terms and (ii) on the Spin-Off Date the Company will succeed to the right, and assume the obligations, of the AT&T Entities, in accordance with Section 8.1(a) (it being understood that no AT&T Entity shall be released from its obligations under any such recourse or similar arrangements entered into prior to the Spin-Off Date).

               (b) The Company acknowledges and agrees, on behalf of itself and the other Company Entities that are parties to the Credit Receivables Agreement, and Capital acknowledges and agrees, on behalf of the Capital Entities that are parties to the Credit Receivables Agreement, that (i) Credit has succeeded to the rights and assumed the obligations of Credit Holdings in and under the Credit Receivables Agreement, (ii) the Credit Receivables Agreement shall continue in full force and effect except that (A) the term "Affiliates" (as such term is used therein), as it applies to affiliates of the Company, shall include all the Company Entities but shall not include the Capital Entities and (B) the rights and obligations of Credit thereunder may be exercised or performed by any Capital Entity and (iii) the terms and conditions of this Agreement shall apply to the transactions contemplated in or effected pursuant to the Credit Receivables Agreement to the extent that such terms and conditions are not inconsistent with the terms and conditions of the Credit Receivables Agreement and, to the extent of any such inconsistency, the terms and conditions set forth in the Credit Receivables Agreement shall apply and be controlling with respect to the transactions contemplated in or effected pursuant to the Credit Receivables Agreement. Any disputes arising under the Credit Receivables Agreement shall be resolved pursuant to the provisions of Article X.

                                   ARTICLE III
                            PREFERRED PROVIDER STATUS

               Section 3.1. Support of the Capital Entities. The Company agrees that during the term of this Agreement the Company Entities shall, within the Active Service Areas, in connection with the offering or provision of Financings or Ancillary Services by the Capital Entities:

               (i) promote the utilization by Customers and Authorized Dealers of Customer Financings and Dealer Financings, as appropriate, and Ancillary Services made available by the Capital Entities (which type of support is described more fully in Section 3.4 and is referred to herein as "Finance Marketing Support");

               (ii) (A) support the efforts of the Capital Entities to make available Customer Financings and Dealer Financings, as appropriate, and Ancillary Services to Customers and Authorized Dealers and (B) consistent with past practice, provide training to appropriate personnel employed by the Capital Entities with respect to the Products and the sales and marketing thereof (which type of support is described more fully in Section 3.5 and is referred to herein as "Personnel Support");

               (iii) provide appropriate personnel of the Capital Entities with office space at Sales Sites and appropriate office support services on the terms and conditions set forth in Schedule B attached hereto and made a part hereof (the "Location Support Agreement") (which type of support is referred to herein as "Location Support");

               (iv) permit and facilitate linkages between the Capital Entities' and the Company Entities' computer and telecommunications systems for the purpose of retrieving and transmitting between the systems information and documentation in connection with the offering, documentation and monitoring of Financings and Ancillary Services and otherwise facilitating the efficient implementation of the relationships and activities contemplated in this Agreement (which type of support is described more fully in Section 5.2 and is referred to herein as "Systems Support"); and

               (v) provide to the Capital Entities information with respect to the Company Entities' product development and marketing plans, consistent with past practice, for the purposes of permitting the Capital Entities to more effectively design appropriate programs for Financings and Ancillary Services and to determine the likely residual values of Products (which type of support is described more fully in Section 3.6 and is referred to herein as "Information Support").

               In addition to the foregoing, the Company Entities shall provide to the Capital Entities such assistance as the Capital Entities may reasonably request in order to facilitate the Capital Entities' financing activities relating to the provision of Financings and Ancillary Services. Such assistance may include matters such as structuring and documenting arrangements (including purchase, payment and invoicing arrangements) between the Company Entities and the Capital Entities or between the Company Entities and Customers and Authorized Dealers for purposes of facilitating receivables financings, leases and other financing transactions effected by the Capital Entities.

                Section 3.2 Preferred Provider Status. (a) The Company Entities shall provide the Capital Entities with an opportunity to propose a Financing program or Financings and, where applicable, Ancillary Services, with respect to all sales, leases or other furnishings of Products directly by Company Entities to Customers and Authorized Dealers and all Customer Outsourcing Programs within the Active Service Areas. However, the Company Entities shall have the right to utilize or promote an Alternative Financing Program or Alternative Ancillary Services with respect to particular sales, leases or other furnishings of Products or Customer Outsourcing Programs subject to the following conditions:

               (i) the Company Entities shall not utilize any Alternative Financing Program or Alternative Ancillary Services if the Capital Entities have offered to provide Financings or Ancillary Services on the same or better terms, conditions and standards of service overall as those offered by the Alternative Provider (it being understood, however, that the Company Entities will not be obligated to provide the Capital Entities with a "last look" with respect to the terms, conditions and standards of service offered by such Alternative Provider, provided that they do not provide any such Alternative Provider with information concerning the terms, conditions and standards of service offered by the Capital Entities);

               (ii) the Company Entities shall not provide to any such Alternative Provider any benefits, inducements or information in connection with any proposed Alternative Financing Program or Alternative Ancillary Services unless the same or comparable benefits, inducements or information have been offered or provided to the Capital Entities, and shall not give any Alternative Provider preferential treatment in any respect with respect to any Alternative Financing Program or Alternative Ancillary Services; and

               (iii) the Company Entities shall not provide to any such Alternative Provider, for purposes of facilitating or promoting any Alternative Financing Program or Alternative Ancillary Services: (A) any confidential information with respect to any Products (including, without limitation, information relating to Product development and marketing plans, but excluding any specific technical information with respect to the Products being financed necessary for the implementation of the Alternative Financing Program), (B) any commitments to repurchase or remarket Products, (C) the right to directly or indirectly provide incentive compensation to any sales or other personnel employed by the Company Entities, (D) any computer or other technological systems interfaces between the Company Entities (on the one hand) and such Alternative Provider (on the other hand) or (E) the opportunity or right to base or locate any Alternative Provider personnel at any Sales Site.

               (b) Except as provided in this Section 3.2, the Company Entities shall not provide any support similar to the Finance Marketing Support, Location Support or Systems Support to any Alternative Provider that provides or proposes to provide, in any Active Service Area, Alternative Financing Programs or Alternative Ancillary Services to the Company Entities, Customers or Authorized Dealers.

               (c) In the event that (i) the Capital Entities decline (or do not bid) to provide, in any Active Service Area, any particular type of Financings or Ancillary Services or Financings or Ancillary Services for any particular line of new Products or Products for which the Capital Entities do not have programs for the provision of Financings or Ancillary Services, in each such case on such conditions and specifications as are communicated by a Company Entity to the Capital Entities and any Alternative Provider, and (ii) such Company Entity makes an arrangement with any such Alternative Provider to provide an Alternative Financing Program or Alternative Ancillary Services with respect to such particular type of Financings or Ancillary Services or Financings or Ancillary Services for such particular line of Products on the conditions and specifications so communicated to the Capital Entities and such Alternative Provider, the provisions of paragraphs (a) and (b) above shall not apply solely with respect to such Alternative Financing Program or Alternative Ancillary Services. It is understood by the parties that the provisions of this paragraph (c) are intended solely to permit the Company to extend the benefits set forth in paragraphs (a) and (b) above to Alternative Providers in circumstances in which the Capital Entities do not provide or offer to provide certain Financings or Ancillary Services.

               (d) Notwithstanding the other provisions of this Article III, the Company Entities may but shall not be required to provide to the Capital Entities any (i) Finance Marketing Support in connection with any Customer Outsourcing Program, (ii) Location Support or Systems Support in connection with any Customer Outsourcing Program in addition to that currently provided by the Company Entities, and (iii) Information Support in connection with any Customer Outsourcing Program except that the Company Entities shall provide information to the Capital Entities relating to the specific Products being Financed by the Capital Entities in connection with any Customer Outsourcing Program. In addition to the foregoing, the Company Entities may, in connection with any Customer Outsourcing Program with any Customer, without providing a right to bid thereon to the Capital Entities, (x) guarantee or assume the payment obligations of such Customer under financings for products provided to such Customer by any financing source that is unaffiliated to the Company Entities or Capital Entities to the extent that such financings are in effect at the time that the Company Entities enter into such Customer Outsourcing Program with such Customer and (y) finance, through the financing program or arrangement in effect with such alternative financing source, upgrades or add-ons to the products that have been so financed through such alternative financing program or arrangement.

               (e) In the event that a Company Entity reasonably believes that any Financings and Ancillary Services provided by the Capital Entities at any Sales Site are not being provided substantially and generally in accordance with the applicable Protocols and Procedures, such Company Entity shall provide notice thereof to the appropriate Capital Entities (which notice shall set forth in reasonable detail the basis of such belief of the Company Entity). The Capital Entities shall have 60 days after receipt of such notice to cure such deficiencies and provide Financing and Ancillary Services substantially and generally in accordance with the applicable Protocols and Procedures. If the Capital Entities fail to cure such deficiencies within such 60 day period, the Company Entities may, notwithstanding the provisions of Section 3.1 and this
Section 3.2, make arrangements with an Alternative Provider to provide at such Sales Site Alternative Financing Programs and/or Alternative Ancillary Programs of the type not being provided by the Capital Entities at such Sales Site substantially and generally in accordance with the applicable Protocols and Procedures.

               Section 3.3. Right to Choose Alternative Providers. Capital acknowledges that Customers and Authorized Dealers are entitled to choose not to Finance the acquisition or use of Products or to choose to make arrangements for obtaining Financings for the acquisition or use of Products or Ancillary Services from Alternative Providers. Capital further acknowledges that the provisions of this Agreement (including the Company's commitment in Section 3.2 to promote the use of Financings and Ancillary Services offered by the Capital Entities) do not require the Company Entities to condition the sale or furnishing of Products on the choice by Customers or Authorized Dealers of Financings or Ancillary Services offered by the Capital Entities or otherwise require Customers or Authorized Dealers to utilize such Financings or Ancillary Services. Nothing set forth in this Agreement will be construed so as to prohibit any sales representative of any Company Entity from cooperating with a Customer or Authorized Dealer in obtaining

Financing or Ancillary Services from an Alternative Provider where the Customer or Authorized Dealer has independently decided not to obtain such Financing or Ancillary Services from Capital; provided, however, that the ability of such Company Entities to cooperate with such Alternative Provider will be subject to the limitations set forth in Section 3.2(a) and Section 3.2(b).

               Section 3.4. Finance Marketing Support . The Company Entities' sales representatives engaged in the sale or marketing of Products of a type for which the Capital Entities offer Customer Financings or Dealer Financings or Ancillary Services shall be provided by the Company Entities with promotional and informational literature concerning such Financings and Ancillary Services and, where appropriate, Standard Documents that are in each case provided by the Capital Entities to the Company Entities. Such sales representatives shall make the Financing options offered by the Capital Entities known to Customers and Authorized Dealers interested in Financing the purchase, lease or other acquisition of Products and, where appropriate, shall make the Ancillary Services offered by the Capital Entities known to such Customers and Authorized Dealers. In addition, such sales representatives shall generally use their good faith best efforts to promote the use of such Financings and Ancillary Services by such Customers and Authorized Dealers.

               Section 3.5. Personnel Support. (a) Consistent with past practice, the Company Entities shall, in a manner deemed appropriate by the Company in its discretion, make available employees of such Company Entities with the requisite position, knowledge, skill and experience to coordinate the Company Entities' marketing and sales strategies with the Capital Entities' marketing and Financing and Ancillary Services strategies, to coordinate the actual marketing and sale of Products by such Company Entities with the offering and documentation of Financings and Ancillary Services by the Capital Entities, to receive and disseminate within each SBU within each such Company Entity and provide timely responses to communications, requests and information from the Capital Entities to such SBU, to coordinate cash management, accounting and systems interfaces between the Company Entities and the Capital Entities and to otherwise comply with such Company Entities' obligations to Capital hereunder.

               (b) The Company Entities shall provide training to appropriate personnel of the Capital Entities with respect to Products and their characteristics and usages, the interrelationships among Product lines, the potential for Product upgrades and add-ons, the products of other manufacturers competitive with the Products, Product marketing and sales strategies and similar technical or marketing matters that could be of use to such personnel in designing and pricing appropriate types of Financings and Ancillary Services, including the determination of appropriate residual values.

               Section 3.6. Information Support. The Company Entities shall, in a manner consistent with past practice, comply with all reasonable requests of the Capital Entities for information with respect to the Company Entities' business plans and results and Products that are relevant to the activities contemplated under this Agreement (whether or not relating to the Active Service Areas). Without limiting the foregoing, the Company Entities shall keep the Capital Entities informed on a regular and timely basis of their Product development and marketing plans and results to the extent relevant to the activities contemplated under this Agreement. The Company Entities shall also provide the Capital Entities appropriate information within the possession or control of such Company Entities that is relevant to an analysis of the credit standing of any Customer or Authorized Dealer proposed to directly or indirectly receive Financing or Ancillary Services from the Capital Entities, and shall provide the Capital Entities such Product information as may be useful in connection with the pricing of Financings and Ancillary Services and the determination of appropriate residual values (such as information as to Product remarketing prices, Product pricing analyses, Product aging and replacement reports and analyses and Product migration strategies).

               Section 3.7. Activities of the Company Entities. The "preferred provider" rights and benefits conferred on the Capital Entities and the obligations of the Company Entities under this Article III shall not be applicable to or restrict or limit the rights of the Company Entities to engage in Financing and Ancillary Service activities to the extent the Company Entities are expressly permitted to engage in such activities pursuant to Article IV; provided, however, that the Company Entities shall not transfer or assign (except to other Company Entities) such rights to any other Person.


                                   ARTICLE IV
                                 NON-COMPETITION

                Section 4.1. Covenant Not to Compete. (a) In furtherance of the "preferred provider" status accorded by the Company to the Capital
Entities under Section 3.2, the Company covenants and agrees that the Company shall not, and shall not permit the other Company Entities to, directly or indirectly, at any time during the term of this Agreement (whether as stockholder, principal, agent, independent contractor, partner or otherwise) maintain an ownership interest in, manage, operate, control or participate in a business involving (i) the Financing of Products or the offering of Ancillary Services anywhere within any Active Service Area (which activities the parties agree shall be deemed to be in direct competition with the Capital Entities), or (ii) the financing of products or services manufactured, sold, furnished provided or marketed by Persons that are not Company Entities, or the offering of ancillary services similar to the

Ancillary Services with respect to such products or services, or the providing of secured financing to any Person (whether or not such competition relates to the services offered by the Capital Entities under this Agreement) anywhere within any Active Service Area (it being acknowledged that the prohibited activities are not limited to any particular region within the Active Service Areas because the prohibited activities may be engaged in effectively in competition with the Capital Entities' business from any location within the United States or within any other Active Service Area), except as provided in paragraph (b) below and Section 4.2.

               (b) Notwithstanding the provisions of paragraph (a) above:

               (i) the Company Entities may acquire and own, individually or collectively, in the aggregate, (A) except as provided in clause (ii) below, not in excess of 5% of any class of stock of any financial institution if such stock is publicly traded and listed on any national or regional stock exchange or reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) and (B) ownership interests in any company that has an equipment leasing subsidiary or division to the extent that by ownership of such equity interests or otherwise the Company Entities do not "control" (as described in the definition of Subsidiary) such company, provided that the Company Entities shall not assist such equipment leasing subsidiary or division in competing with the Capital Entities and shall not provide such subsidiary or division with any "preferred provider" rights of the type set forth in Section 3.2;

               (ii) the Company Entities may acquire or establish and own a bank, insurance company, savings and loan association or similar financial institution that does not (or, following such acquisition, ceases to) offer programs for equipment leasing or other types of equipment Financing with respect to Products, asset remarketing or Finance-related equipment insurance in connection with Products that compete with programs for such services offered by the Capital Entities;

               (iii) the Company Entities may issue credit cards; provided that the Company Entities shall not use such credit cards to offer programs for equipment leasing or other types of equipment Financing with respect to Products, asset remarketing or Finance-related equipment insurance in connection with Products that compete with programs for such services offered by the Capital Entities (it being understood that for purposes of this clause (iii) "Products" shall include Products (as defined in the AT&T Operating Agreement or any Comparable Operating Agreement entered into pursuant to, and as defined in, the AT&T Operating Agreement);

               (iv) the Company Entities may, in a manner consistent with past practice (such past practice being more fully described on Schedule C attached hereto and made a part hereof) or as otherwise agreed by the Company and Capital from time to time, provide interim Financings for Products in the form of sales-type leases, installment sales contracts or conditional sales contracts to Customers or Authorized Dealers to Finance the acquisition by them of Products; provided that the Company Entities shall offer to the Capital Entities an opportunity to purchase the receivables resulting from such Financings on terms consistent with past practice and, where applicable, subject to the terms of the Credit Receivables Agreement;

               (v) AT&T Paradyne may, consistent with past practice (such past practice being more fully described on Schedule D attached hereto and made a part hereof) provide Financings to its Customers and Authorized Dealers in the form of sales-type leases, installment sales contracts or conditional sales contracts and AT&T Paradyne may retain or sell the interests in such Financings; provided that AT&T Paradyne shall, in connection with any sale or other disposition of any interests in such Financings or the related receivables, generally provide to Capital a right of first refusal to purchase or otherwise acquire such interests and to match any bids by other Persons for the purchase or other acquisition of such interests, and, in the event that Capital makes a bid for such purchase or other acquisition and the terms of such bid, taken as a whole, are at least as favorable to AT&T Paradyne as the terms of any other bid, taken as a whole, AT&T Paradyne shall sell or otherwise dispose of such interests to Capital;

               (vi) Network Systems and any Acquired Entity Financing Source (as defined in Section 4.3(a) hereinbelow), for so long as such Acquired Entity Financing Source is a Subsidiary of the Company or a division of any Company Entity, may provide Financings and financial advisory and syndication services with respect to equipment, systems and services of the type traditionally manufactured or marketed by Network Systems as of June 25, 1993 (such equipment, systems and services being more fully described on Schedule E attached hereto and made a part hereof) (together with equipment and systems manufactured by other Persons that are integrated with equipment manufactured and Financed by Network Systems) to Customers such as telephone companies and other providers of communication services; provided that Network Systems and such Acquired Entity Financing Source shall (A) not retain any interests in such Financings other than interests in a limited amount of such Financings and (B) provide the Capital Entities with the same opportunities to bid on the provision of Financings and advisory and syndication services as are provided to any unaffiliated financing source anywhere in the world;

               (vii) the Company Entities may, consistent with past practice (such past practice being more fully described on Schedule F attached hereto and made a part hereof), rent Products to Customers on a daily, weekly, monthly or other periodic basis, or otherwise, with no obligation to advise Capital or any Capital Entity;

               (viii) the Company Entities may finance the sale or other disposition of real estate owned by the Company Entities from time to time;

               (ix) Acquired Entity Financing Sources may conduct the financing activities that such entities are permitted to conduct under Section 4.3;

               (x) the Company Entities may provide short-term trade credits to Customers and Authorized Dealers in connection with the acquisition of Products by such Customers and Authorized Dealers; and

               (xi) the Company Entities may provide services to lessees involving (A) inspection of leased equipment and analysis of related leases with a view towards reducing ongoing lease expenses, (B) provision of recommendations to reduce current and future costs related to equipment and the related leases or (C) negotiation with lessors with respect to matters such as credits for returned equipment, purchase by lessees of equipment and consolidation of equipment leases.

               It is the intent and understanding of the parties hereto that if, in any action before any court, agency or tribunal legally empowered to enforce this Section 4.1, any term, restriction, covenant or promise in this Section 4.1 is found to be invalid, illegal or unenforceable, then such term, restriction, covenant or promise will be deemed modified to the extent necessary to make it valid, legal or enforceable by such court, agency or tribunal.

               Section 4.2. Use of a Permitted Captive Financing Source. If at any time a Captive Financing Trigger Event (as defined below) occurs, the Company may, upon at least 120 days' prior notice to Capital given not later than 30 days after the date of the determination that such Captive Financing Trigger Event exists, elect to (i) provide, or to cause another Company Entity to provide Financings with respect to future sales, leases or other furnishings of Products and related Ancillary Services and (ii) terminate the "preferred provider" rights and benefits provided to the Capital Entities pursuant to
Section 3.2.

               A "Captive Financing Trigger Event" shall be deemed to have occurred if, and only if, the Capital Entities' Financing Penetration Rate as of the end of any calendar year declines by ten (10) percentage points or more relative to the Capital

Entities' Financing Penetration Rate as of the end of the preceding calendar year (for instance, the requirements of this clause (ii) shall be satisfied for calendar year 1997 in the event that the Capital Entities' Financing Penetration Rate for calendar year 1997 were 44% and the Capital Entities' Financing Penetration Rate for calendar year 1996 were 55% since such 1996 Financing Penetration Rate would have exceeded such 1997 Financing Penetration Rate by 11 percentage points); provided that any decline in such Financing Penetration Rate as of the end of any calendar year that is attributable to a breach or violation by a Company Entity or an employee of a Company Entity of this Agreement (whether or not such breach or violation gives rise to a right of termination of this Agreement) shall be excluded from the calculation of such Capital Entities' Financing Penetration Rate. In comparing the Capital Entities' Financing Penetration Rate for any two three-year periods, the adjustments to the Adjusted Financing Amount and Adjusted Financeable Product Sales contemplated in the definitions thereof for calculation of such Capital Entities' Financing Penetration Rates shall be effected on a consistent basis (for instance, if the Adjusted Financing Amount and Adjusted Financeable Product Sales for calendar year 1997 are adjusted downwards to reflect a phase-out in calendar year 1997 of a significant Products line, the Adjusted Financing Amount and Adjusted Financeable Products Sales for calendar year 1996 shall also be correspondingly adjusted downwards as if the phase-out of the significant Products line occurred in calendar year 1996).

The Company and Capital shall, as part of the Protocols and Procedures, establish procedures and parameters for determining whether or not a Captive Financing Trigger Event has occurred as of the end of any calendar year.

               Section 4.3. Financing Operations of Acquired Entities. (a) In the event that the Company Entities at any time acquire equity interests in or the assets of any Person or business (such entity or the entity holding such acquired assets being sometimes referred to herein as an "Acquired Entity") that thereby becomes a Subsidiary of the Company or a division of any Company Entity and which engages, directly or through an Affiliate, in the financing of products or services manufactured, marketed or provided by such Acquired Entity (the division or Affiliate that provides such financing being sometimes referred to herein as an "Acquired Entity Financing Source"), except as described in
Section 4.3(c) below, the Company shall use reasonable efforts to facilitate one or more of the following transactions by Capital, in Capital's discretion: (i) acquisition by Capital of the capital stock or substantially all the assets of such Acquired Entity Financing Source for an amount equal to the fair market value thereof (not to exceed the portion of the total consideration paid by the Company Entities for the acquired equity interests or assets that is allocable to such assets or stock of such Acquired Entity Financing Source); (ii) acquisition by Capital of the capital stock or substantially all of the assets of such Acquired Entity Financing Source, other than its portfolio of existing financings, for an amount equal to the fair market value of such acquired assets (subject to the same limiting principle as in the preceding clause (i)) and execution by Capital of an exclusive agreement with such Acquired Entity Financing Source for Capital to service such existing portfolio (including any future additions to such portfolio) for a reasonable, market-based fee; or (iii) without the acquisition of such capital stock or assets or portfolio, the execution by Capital of an exclusive agreement with such Acquired Entity Financing Source for Capital to service such portfolio (including any future additions to such portfolio) for a reasonable, market-based fee.

               (b) In the event that Capital does not acquire the capital stock or substantially all the assets of any such Acquired Entity Financing Source as provided in paragraph (a) above or Section 4.3(c) below, such Acquired Entity Financing Source may, so long as it continues to be, or continues to be a division or unit of, a direct or indirect Subsidiary of the Company, continue to provide financing for: (A) products or related services manufactured, marketed, furnished or provided by the related Acquired Entity as of the date of the acquisition thereof by the Company Entities, together with any new generations of such products or services (subject, however, to the limitations and restrictions set forth in Section 4.1(b)(vi) above with respect to an Acquired Entity Financing Source described in Section 4.3(c) below); provided, that such products and services will nonetheless be deemed to be "Products" for the purposes of this Agreement and Capital will also have a right to offer Financings and Ancillary Services with respect to such Products in accordance with the terms of Article III (except that the "preferred provider" provisions of Section 3.2 shall not restrict the Company Entities from providing any rights or benefits to such Acquired Entity Financing Source with respect to such Products); and (B) products or related services manufactured, marketed or provided by Persons that do not constitute Company Entities (subject, however, to the limitations and restrictions set forth in Section 4.1(b)(vi) above with respect to an Acquired Entity Financing Source described in Section 4.3(c) below) so long as the scope and nature of such financing activities are restricted to the scope and nature of such financing activities of such Acquired Entity Financing Source as of the date of the acquisition thereof by the Company Entities (it being understood and agreed that such Acquired Entity Financing Source shall not provide Financings for Products (other than the Products permitted to be Financed pursuant to clause (A) above) except to the extent that such other Products are incorporated in or integral to the products and services permitted to be financed pursuant to this clause (B) and which do not constitute more than 40% of the value of such products or services and such Financings of Products do not occur as a course of dealing with respect to any Customer or Customer segment). At the request of either party, the parties shall set forth in writing the specific scope, nature and extent of the financing activities of any such Acquired Entity Financing Source that are permitted under the terms of this
Section 4.3.

               (c) Notwithstanding anything in Section 4.3(a) to the contrary, to the extent an Acquired Entity Financing Source is engaged in the provision of Financing and financial advisory and syndication services with respect to equipment, systems, and services of the type traditionally manufactured or marketed by Network Systems as of June 25, 1993, and as described on Schedule E attached hereto, Capital shall have no right to require the Company to use reasonable efforts to facilitate the transactions described in Section 4.3(a)(i) or (ii) with respect to such Acquired Entity Financing Source; provided, that the Company shall use reasonable efforts to facilitate, in Capital's discretion
(1) a transaction whereby Capital would acquire substantially all of such Acquired Entity Financing Source's portfolio of existing financing for an amount equal to the fair market value of such acquired assets (subject to the same limiting principle in Section 4.3(a)(i))or (2) the same type of transaction described in Section 4.3(a)(iii).


                                    ARTICLE V
                  PROTOCOLS AND PROCEDURES AND RELATED MATTERS

               Section 5.1. Protocols and Procedures; Pilot Programs. (a) The Company and Capital acknowledge that there are presently in effect certain protocols and procedures governing certain aspects of the business relationship between the Capital Entities (or their predecessors) and the Company Entities (collectively, "Protocols and Procedures") that were agreed to between such Company Entities and Capital Entities (or their predecessors) for the purposes of (A) on the one hand, promoting efficiency in the identification, communication and processing of requirements of Customers and Authorized Dealers for Financings and Ancillary Services and the provision and monitoring of such Financings and Ancillary Services and (B) on the other hand, improving the Capital Entities' Financing Penetration Rate while maintaining the profitability to the Capital Entities of the provision of Financings and Ancillary Services (the "Protocol Standards"). Such Protocols and Procedures will continue to remain in effect between the appropriate Company Entities and Capital Entities, and the Company Entities and Capital Entities shall conduct the activities contemplated in the Protocols and Procedures to be conducted by the Company Entities and Capital Entities, as the case may be, substantially and generally in accordance with the terms thereof (it being understood that complete and consistent compliance by the parties with the Protocols and Procedures is not practical). It is the intention of the parties that the

Protocols and Procedures will not supersede or modify the agreements of the parties set forth in the Location Support Agreement or other written agreements between the parties relating to the provision of products or services by one party to the other party.

               (b) The appropriate Company Entities and Capital Entities shall review the Protocols and Procedures on a periodic basis to determine if it would be appropriate or necessary to modify or supplement the Protocols and Procedures in order for the Protocols and Procedures to comport more closely with the Protocol Standards or for the Protocols and Procedures to take into account new types of Financings or Ancillary Services or other changes in circumstances in a manner consistent with the Protocol Standards. The appropriate Company Entities and Capital Entities may also suggest modifications or supplements to the Protocols and Procedures at any time and from time to time that are consistent with the Protocol Standards. The Company Entities may, consistent with past practice, in determining whether the Protocols and Procedures are to be modified or updated, take into account relevant benchmarking and other methods of evaluating the Financing programs offered by the Capital Entities whereunder such programs would be compared to substantially similar (as to scope and nature) financing programs offered by other financing sources for equipment and products that do not constitute Products. Where applicable, the appropriate Company Entities and Capital Entities shall, in any such circumstances, negotiate in good faith to appropriately modify or supplement the Protocols and Procedures.

               (c) The Capital Entities and the Company Entities shall, consistent with past practice, cooperate with each other to institute pilot Financing programs by the Capital Entities which are mutually satisfactory to the Company Entities and the Capital Entities.

               Section 5.2. Systems Interface. (a) The Company and Capital agree to maintain in effect the existing telecommunications and computer linkages (including, without limitation, telecommunications and computer linkages relating to voice messaging, electronic written messaging, remote terminal document retrieval, and data storage and retrieval) between the Company Entities and Capital Entities that facilitate (x) the accessing by the Capital Entities of information with respect to Customer and Authorized Dealer locations, Product delivery, location, installation and servicing, SBU sales force performance and related matters, (y) the accessing by the Company Entities and the SBUs of information with respect to terms of or rates for Financings and Ancillary Services, acceptance, billing and payment status and credit and collection information and, to the extent such information is available to the Capital Entities, information with respect to Customer and Authorized Dealer locations and Product delivery, location, installation and servicing, and (z) the integration of funds transfers between the

Company Entities and Capital Entities with their respective invoicing and accounting systems in connection with the provision by the Capital Entities of Financings and Ancillary Services with respect to Products.

               (b) The appropriate Company Entities and Capital Entities shall review the foregoing telecommunications and computer linkages on a periodic basis to determine if it would be appropriate or necessary to improve, expand, modify or supplement such linkages in order to comply with the Protocols and Procedures, integrate more efficient technology, improve and expand data retrieval and usage and improve the sales of Products and the utilization of Financings and Ancillary Services offered by the Capital Entities or to take into account new types of Financings or Ancillary Services or other changes in circumstances. The appropriate Company Entities and Capital Entities may also suggest improvements, expansions, modifications or supplements to such telecommunications and computer linkages at any time and from time to time that are consistent with the foregoing standards. If necessary or appropriate, the appropriate Company Entities and Capital Entities shall, in any such circumstances, take appropriate actions to effect such improvements, expansions, modifications or supplements to such telecommunications and computer linkages.

               (c) The Company Entities shall bear the costs of maintaining and improving, expanding, modifying or supplementing the computer and telecommunications systems owned by them and the costs of telecommunication and other services utilized by them. The Capital Entities shall bear the costs of maintaining and improving, expanding, modifying or supplementing the computer and telecommunication systems owned by them and the costs of telecommunication and other services utilized by them. The costs of designing and implementing the interfaces between the Company Entities' and Capital Entities' computer and telecommunications systems and the costs of related telecommunications and other services shall be shared equally between the Company and Capital.

                                   ARTICLE VI
                             REMARKETING OF PRODUCTS

               Section 6.1. In General. (a) The Company Entities and the
Capital Entities and the SBUs shall, in a manner consistent with past practice but subject to the terms hereof, coordinate their strategies with respect to the disposition or re-lease (whether by extension of the existing lease or by a new lease to a third party) of leased Products (whether at the end of the lease term or upon the return or repossession of the leased Product prior to the end of such term), with the objective of both maintaining the relevant Customers and Authorized Dealers as purchasers and users of Products, on the one hand, and protecting the Capital Entities' reasonable expectations concerning the realization of profits from end of term residuals, on the other hand. Unless otherwise agreed to by the Capital Entities in connection with particular Financings or Financing programs, Capital will not be restricted in terms of its right to sell, re-lease or otherwise dispose of returned or repossessed Products (including Products that have been leased by or subject to security interests or other claims in favor of any Capital Entity). Except as otherwise agreed in writing, the Company Entities shall not be deemed to have represented or warranted to the Capital Entities that the Capital Entities will obtain any minimum proceeds or rate of return upon the resale, re-lease or other disposition of returned or repossessed Products.

               (b) The Company Entities and Capital Entities may from time to time enter into agreements with respect to the disposition or re-lease of Products. The Company acknowledges and agrees, on behalf of itself and the other Company Entities parties thereto, and Capital acknowledges and agrees, on behalf of itself and other Capital Entities parties thereto, that (i) Credit has succeeded to the rights and assumed the obligations of Credit Holdings under each and any agreement in effect on the date hereof between any AT&T Entity and Credit Holdings with respect to the disposition or re-lease of Products and (ii) on the Spin-Off Date the Company shall succeed to the rights and assume the obligations of the AT&T Entities in accordance with Section 8.1(a) under each and any agreement in effect on the date hereof between any AT&T Entity and any Capital Entity with respect to the disposition or re-lease of Products shall remain in full force and effect (it being understood that no AT&T Entity shall be released from its obligations under any such agreement entered into prior to the Spin-Off Date). The terms and conditions of this Agreement shall apply to the disposition or re-lease of any Products with respect to which an agreement of the type referred to in this paragraph (b) is in effect at any time to the extent that such terms and conditions are not inconsistent with the terms and conditions of any such agreement and, to the extent of any such inconsistency, the terms and conditions set forth in such agreement shall apply and be controlling.
               Section 6.2. Deinstallation, Refurbishment and Re-Certification of Remarketed Products. In the event that any Product subject to a Financing is returned to a Capital Entity (or the right to possession of such Product otherwise reverts to a Capital Entity), at the request of such Capital Entity, the Company shall cause the relevant Company Entity to deinstall, refurbish, recertify, store and/or redeliver such Product in accordance with the reasonable instructions of such Capital Entity. Such Capital Entity shall pay such Company Entity for such services at the most competitive rates customarily charged by such Company Entity to Authorized Dealers and other Product dealers for such services. Nothing contained herein shall be construed as limiting in any way the right of the Capital Entities to obtain any of the foregoing services from Persons other than Company Entities.

               Section 6.3. Rights to Use Software. The Company hereby grants, on behalf of itself and any other applicable Company Entity, a license to the Capital Entities to use any and all Software, which license shall with respect to any such Software be effective automatically and immediately upon Financing by the Capital Entities of such Software or any other Products in connection with which such Software is to be used. Except as provided herein, the scope of the license granted to the Capital Entities shall be consistent with the scope of the license granted by the applicable Company Entity in its standard form of license agreement with respect to such Software. The Capital Entities shall (i) not be required to pay any license fee for such Software or otherwise comply with the terms of any applicable license agreement for so long as the Capital Entities are merely providing Financing for such Software or any related Products or have foreclosed on or otherwise repossessed or re-acquired such Software in connection with a default under or expiration or termination of the related Financing but are not using such Software (except for purposes of testing or demonstrating such Software in connection with any proposed disposition of such Software) and (ii) be entitled to assign their license to any other Person, provided that if such Person is not a Capital Entity and the applicable Company Entity's standard form of license agreement for such Software requires the prior consent of a Company Entity to assign such license, the Capital Entities shall assign such license only upon execution and delivery by the assignee of the applicable Company Entity's standard form of license agreement for such Software and agreement by such assignee to pay, at the then-prevailing rate, any fees required to be paid by a licensee of such Software to the applicable Company Entity pursuant to the terms of such license agreement.


                                   ARTICLE VII
            CERTAIN ALLOCATIONS OF RISK; LITIGATION AND REPOSSESSION

               Section 7.1. Representations, Warrants and Covenants. (a) Unless otherwise agreed with respect to particular Financings or Ancillary Services or programs with respect thereto, the Company and any other appropriate Company Entity will be deemed to make the following representations, warranties and covenants to Capital and any other appropriate Capital Entity each time that a Capital Entity provides, extends or renews a Financing or Ancillary Service with respect to a Product (to the extent such representations, warranties or covenants are applicable to the particular Financing or Ancillary Service):

               (i) the appropriate Capital Entity will, upon payment of the purchase price of any Product that is being Financed by such Capital Entity pursuant to a lease or other arrangement in which such Capital Entity retains title to the Product, receive (A) title to the Product (other than

        Products constituting Software) free and clear of any lien or charge thereon created by or through any Company Entity and (B) to the extent any portion of such Product is not manufactured or developed by a Company Entity and with respect to which a Company Entity has received a warranty or indemnity from another Person, an assignment by such Company Entity of any such applicable warranty, express or implied, and indemnity rights applicable to such Product to the extent that such warranty and indemnity rights are by their terms assignable (and if any such warranty or indemnity rights are not by their terms so assignable, such Company Entity will hold any such warranty and indemnity rights for the benefit of such Capital Entity and will, at the direction and expense of such Capital Entity, take all such actions as such Capital Entity may reasonably request to enforce all or any part of such warranty and indemnity rights);

               (ii) neither any Company Entity nor any employees or agents of any such Company Entity will knowingly participate in, or fail to disclose to the appropriate Capital Entity any knowledge of, any fraudulent or illegal act in connection with the Financing or Ancillary Service;

               (iii) the Product Financed by the Capital Entity will be delivered to the Customer or Authorized Dealer named in the applicable Financing application and installed at the location indicated in the applicable Financing application in accordance with such Company Entity's normal operating practices and the terms of the contract with the Customer or Authorized Dealer, and the appropriate Company Entity will honor all express and implied warranties and agreements, representations and/or assurances made by such Company Entity to any Customer or Authorized Dealer with respect to any such Product; and

               (iv) the Company Entities and their employees will not, without the appropriate Capital Entity's express consent, make any representation, warranty or covenant on behalf of such Capital Entity to a Customer or Authorized Dealer with respect to the Financing, the Standard Documents or other documents provided by the Capital Entities, the Ancillary Service or the Financed Product.

               (b) Unless otherwise agreed with respect to particular Financings, Ancillary Services or programs with respect thereto, Capital and any other appropriate Capital Entity will be deemed to make the following representations, warranties and covenants to the Company and any other appropriate Company Entity each time that a Capital Entity resells a Financed Product to a Company Entity or a Capital Entity provides, extends or renews a Financing or Ancillary Service with respect to a Product (to the extent such representations, warranties or covenants are applicable to the particular Financing or Ancillary Service):

               (i) the appropriate Company Entity will, upon payment of the purchase price of any Financed Product that is sold by the appropriate Capital Entity to such Company Entity, receive (A) title to the Product free and clear of any lien or charge thereon created by or through any Capital Entity and (B) to the extent any portion of such Product is not manufactured or developed by a Company Entity and with respect to which any Capital Entity has received a warranty or indemnity from a Person other than a Company Entity, an assignment by such Capital Entity of any such applicable warranty, express or implied, and indemnity rights applicable to such Product to the extent that such warranty and indemnity rights are by their terms assignable (and if any such warranty or indemnity rights are not by their terms so assignable, such Capital Entity will hold any such warranty and indemnity rights for the benefit of such Company Entity and will, at the direction and expense of such Company Entity, take all such actions as such Company Entity reasonably will request to enforce all or any part of such warranty and indemnity rights);

               (ii) neither any Capital Entity nor any employees or agents of such Capital Entity will knowingly participate in, or fail to disclose to the appropriate Company Entity any knowledge of, any fraudulent or illegal act in connection with the Financing or Ancillary Service; and

               (iii) the Capital Entities and their employees will not, without the appropriate Company Entity's express consent, make any representation, warranty or covenant on behalf of a Company Entity to a Customer or Authorized Dealer with respect to the Financing, Ancillary Service or Financed Product.

               Section 7.2. The Capital Entities shall assume responsibility for and bear the risks of delinquency, default and non-payment under any Financings provided by them unless (i) the relevant Company Entity and the relevant Capital Entity agree or have agreed otherwise, (ii) a Company Entity has provided the relevant Capital Entity with a full or partial guaranty or indemnity pursuant to Section 2.4 or Section 2.7, (iii) Capital is entitled to indemnification for such risks pursuant to the terms of Article IX or (iv) such delinquency, default or non-payment is attributable to a Company Responsibility, as defined below (in which event such risks will be borne in accordance with this Section 7.2).

               (b) A "Company Responsibility" means a delinquency, default or non-payment by a Customer or an Authorized Dealer under any Financing provided by a Capital Entity of a Product in circumstances where such delinquency, default or non-payment is a result of:

               (i) failure by any Company Entity to deliver, install or service, as the case may be, such Product in accordance with such Company Entity's contractual or legal obligation to deliver, install or service such Product;

               (ii) failure of such Product to comply with any contractual representation, warranty or covenant provided by any Company Entity with respect to such Product or with any warranty applicable to such Product by operation of law;

               (iii) any offset or counterclaim by the relevant Customer or Authorized Dealer against the amounts due by it under the Financing on the basis of disputes between such Customer or Authorized Dealer and any Company Entity (or on the basis of amounts owing by any Company Entity to such Customer or Authorized Dealer) under any business dealings between such Customer or Authorized Dealer and any Company Entity, whether or not related to such Product or such Financing; or

               (iv) breach or violation by any Company Entity or any employee of a Company Entity of the provisions of Section 7.1(a) (whether or not such breach or violation gives rise to a right of termination of this Agreement).

In addition, a "Company Responsibility" will be deemed to exist if, as a matter of law or equity, any Company Entity is found to be responsible for the Customer's or Authorized Dealer's failure to honor its obligations under a Financing or such Customer or Authorized Dealer is able to avail itself of a defense to any claim asserted by the relevant Capital Entity with respect to such Financing based on non-performance by any Company Entity of any obligations of any such Company Entity (whether or not related to the Financed Product) or any breach by a Company Entity of any warranty (at contract or at law) with respect to any Product. The application of the term "Company Responsibility" is further described in the General Allocation of Responsibilities set forth on Schedule G.

               (c) The Company and Capital agree that in any situation in which there arises the potential for a delinquency, default or non-payment with respect to a Financing which may be a result of a Company Responsibility (including any such situation in which a Customer or Authorized Dealer has refused to perform its obligations thereunder based on the alleged existence of a circumstance that would constitute a Company Responsibility), the billing, collection and enforcement activities and any losses with respect to such Financing will be allocated to the relevant Capital Entities or SBUs in accordance with the General Allocation of Responsibilities set forth on Schedule G.

               (d) The parties hereby acknowledge and agree that the provisions of this Section 7.2 and Schedule G are intended to supersede the General Allocation of Responsibilities dated as of

August 5, 1988 and that such provisions will be deemed to retroactively apply to any Financings currently subject to such General Allocation of Responsibilities. In addition, the provisions of this Section 7.2 and Schedule G shall apply to Financings provided at any time by any Capital Entities, including Capital Entities to which the General Allocation of Responsibilities of August 5, 1988 did not apply.

               Section 7.3. Collection and Repossession Actions . Except as provided in Sections 7.2 and 7.4, Capital will be entitled, in its discretion, to take (or determine not to take) any and all actions to collect amounts due and unpaid or otherwise enforce its rights upon the occurrence and continuation of a default by a Customer or Authorized Dealer under a Financing including, without limitation, to make demand for payment or performance, institute an action for payment of amounts due or for specific performance, institute collection proceedings, effect acceleration or termination of the Financing, foreclose upon or take possession of security (which may include the Financed Product) provided by or on behalf of the Customer or Authorized Dealer or enforce remedies to take possession and control of the Product. In no event will the Capital Entities engage in unlawful collection practices or refer matters for collection to any collection agencies or attorneys who are known by the Capital Entities to engage in unlawful collection practices.

               Section 7.4. Actions Against Significant Accounts . (a) Capital shall, to the extent reasonable and practicable, provide advance notice to the relevant SBUs of any legal proceeding or repossession action to be initiated by any Capital Entity against a Significant Account. If circumstances require the immediate commencement of such an action in order to reasonably protect the interests of the Capital Entities under any Financing or Ancillary Service or in the related Financed Products, the Capital Entities may take such action, but shall notify the relevant SBUs of the situation as soon as practicable after initiating such action.

               (b) In the event that any Capital Entity initiates or proposes to initiate any legal proceeding or repossession action against a Significant Account, such Capital Entity shall delay or refrain from pursuing or initiating such action in the event that the Company either (A) agrees to purchase, without recourse or warranty (except as to title and as provided herein or otherwise agreed), all of the interest of such Capital Entity in such Financing, Ancillary Service and the related Financed Products for a purchase price calculated in accordance with the General Allocation of Responsibilities set forth on Schedule G or (B) gives such Capital Entity other legal undertakings reasonably satisfactory to such Capital Entity to induce it to delay or refrain from taking such action.

                                  ARTICLE VIII
                        SCOPE OF APPLICATION OF AGREEMENT

               Section 8.1. Attribution of Actions of Subsidiaries to Their Parents . (a) The Company agrees and acknowledges that the Company shall be responsible for, and hereby guarantees, the due and punctual payment and performance, in accordance with their terms, of the obligations hereunder applicable to any Company Entity (other than the Company) or any SBU or division within any Company Entity or in any other agreement or commitment (including, without limitation, any lease agreement) of any such Company Entity or SBU or division within any Company Entity entered into at any time and from time to time (whether before or after the Spin-Off Date) with or for the benefit of any Capital Entity or any strategic business unit or division within any Capital Entity (it being understood that no AT&T Entity shall be released from any of its obligations under the AT&T Operating Agreement). The Company further acknowledges and agrees that the foregoing undertaking and guarantee shall extend for the benefit of any permitted assignee of any Capital Entity's or such strategic business unit's or division's rights and benefits with respect to any such agreement or commitment and, if reasonably requested by Capital, the Company shall affirm such undertaking and guarantee for the benefit of any such assignee. Capital agrees that any obligation of the Company hereunder or thereunder that is paid or performed by a Company Entity (other than the Company) shall be deemed to be paid or performed, as the case may be, by the Company. The Company hereby represents and warrants to Capital that it has the requisite authority to commit and bind the other Company Entities to the applicable terms of this Agreement.

               (b) Capital agrees and acknowledges that Capital shall be responsible for, and hereby guarantees, the due and punctual payment and performance, in accordance with their terms, of the obligations hereunder applicable to any Capital Entity (other than Capital) or any strategic business unit or division of any Capital Entity or in any other agreement or commitment (including, without limitation, any lease agreement) of such Capital Entity or any strategic business unit or division within any Capital Entity entered into at any time and from time to time (whether before or after the Spin-Off Date) with or for the benefit of any Company Entity or SBU or division within any Company Entity. Capital further acknowledges and agrees that the foregoing undertaking and guarantee shall extend to the benefit of any permitted assignee of any Company Entity's, SBU's or division's rights and benefits with respect to any such agreement or commitment and, if reasonably requested by the Company, Capital shall affirm such undertaking and guarantee for the benefit of any such assignee. The Company agrees that any obligation of Capital hereunder or thereunder that is paid or performed by a Capital Entity (other than Capital) shall be deemed to be paid or performed, as the case may be, by Capital. Capital hereby represents and warrants to the Company that it has the requisite authority to commit and bind the other Capital Entities to the applicable terms of this Agreement.

               Section 8.2. Application of Agreement to Certain Joint Ventures and Other Minority Investments of the Company. (a) To the extent that the Company Entities presently have or hereafter acquire equity interests in any joint venture or other Person that is not deemed to be a "Subsidiary" for the purposes of this Agreement, the Company Entities shall nonetheless use reasonable efforts, upon request of Capital, to assist Capital in negotiating and entering into an agreement with such Person pursuant to which Capital would become a "preferred provider" of financing for the products and services sold, marketed or distributed by such Person and its Subsidiaries (if any) in accordance with the terms and principles set forth in Section 3.2.

               (b) The Company agrees to provide Capital with reasonably prompt notice of any acquisition by any Company Entity of any equity interest in any joint venture or other Person to which the provisions of this Section 8.2 would apply and to provide Capital with such information concerning such Person as Capital may reasonably request.

               Section 8.3. Sale, Public Offering or Spin-Off of a Significant Products Entity . In the event that (x) any Company Entity at any time proposes to (i) sell in a public offering or spin-off to its shareholders a controlling block of the equity of any Significant Products Entity or (ii) sell, directly or indirectly, in an assets or stock sale or through a merger or other form of business combination, a Significant Products Entity or a major portion of the Products Capacity thereof to one or more Persons in a negotiated transaction (including a sale or transfer in connection with a transaction referred to in Section 8.2) and (y) the effect of such transaction would be that such Significant Products Entity or such major portion of the Products Capacity thereof would no longer constitute or form a part of a "Company Entity" for the purposes of this Agreement, the Company shall:

               (i) at the time that the Company formulates the general intention to spin-off, offer publicly or seek potential purchasers for such Significant Products Entity or portion of the Products Capacity thereof, provide Capital with notice of such intention, and in connection with any specific proposed spin-off, public offering or sale transaction, provide Capital with notice of the same as far in advance of such sale as is reasonably practicable in the circumstances; and

               (ii) in the case of a spin-off or public offering, as a condition precedent to the consummation of such transaction, if so requested by Capital, first cause such Significant Products Entity or the entity holding such portion of the

        Products Capacity thereof to be spun-off or offered publicly to enter into an agreement with Capital under which Capital would continue to provide Financing and Ancillary Services with respect to the Products of such Significant Products Entity or other entity following such spin-off or public offering that is substantially similar in scope and terms to this Agreement and that has a term substantially equivalent to the then remaining term of this Agreement (a "Comparable Operating Agreement");

               (iii) in the case of a negotiated sale transaction (including a sale or transfer in connection with a transaction referred to in Section 8.2), if so requested by Capital, use reasonable efforts to facilitate negotiations between Capital and the purchasers of such Significant Products Entity or major portion of the Products Capacity thereof (or an appropriate Affiliate) with respect to the execution by such parties of a Comparable Operating Agreement with respect to the Products of such Significant Products Entity or major portion of the Products Capacity thereof; and

               (iv) whether or not the Capital Entities obtain any rights to provide Financings or Ancillary Services in the circumstances contemplated in this Section 8.3, reimburse the Capital Entities for any reasonable costs and charges incurred by the Capital Entities in connection with any reduction in the scope or nature of the Capital Entities' operations for the provision of Financings or Ancillary Services that results from the sale or other disposition of any Significant Products Entity or any major portion of the Products Capacity thereof (including, without limitation, costs relating to severance or redeployment of employees and costs relating to unutilized or underutilized real estate or other assets); provided that to the extent that the incurrence of such costs and expenses is reasonably determinable to be under Capital's control, the Company shall be responsible for reimbursement thereof only to the extent it has consented to the incurrence of such costs and expenses, such consent not to be unreasonably withheld (an example of such costs and expenses would be severance obligations incurred by Capital in connection with a severance package specifically designed for employees that are rendered redundant as a result of the sale or other disposition of any Significant Products Entity or any major portion of the Products Capacity thereof).

               Section 8.4. New Products and Company Entities . Capital's commitments with respect to the provision of Financings and Ancillary Services (including those set forth in Article II), the Company's commitments to support Capital (including those set forth in Articles III and IV) and the other provisions of this Agreement shall apply to existing and future lines of Products and existing and future Company Entities (including Acquired

Entities that do not, at the time of acquisition by the Company of such entities, own an Acquired Entity Financing Source), subject in each case to the requirements of Article II and Article III and the limitations and exceptions set forth in this Agreement (including, without limitation, those set forth in Article IV and this Article VIII).

               Section 8.5. Geographic Scope of Agreement . (a) The Capital Entities have the present capability to provide Financings and Ancillary Services with respect to sales, leases or other furnishings of Products sold or marketed by the Company Entities within the United States of America, Canada, France, Germany and the United Kingdom (each an "Active Service Area"). As the Capital Entities are able to expand their capabilities to provide such Financings or Ancillary Services in other countries or regions (or specific markets therein) being served by the Company Entities, Capital may from time to time request the Company that, and the Company may, in its sole discretion, decide to agree that such countries or regions (or specific markets therein) be designated as "Active Service Areas" with respect to the Company Entities generally or with respect to one or more Company Entities or SBUs for purposes of this Agreement, in which event the obligations of the parties hereunder shall apply with respect to such countries or regions (or specific markets therein) to the same extent as they would to any other Active Service Areas with respect to sales, leases or other furnishings of Products by such Company Entities or SBUs within such Active Service Areas.

               (b) Without limiting the provisions of paragraph (a) above, in the event that the Company Entities desire to provide, in connection with the provision of Financings or Ancillary Services in any country or region that is not an Active Service Area, to any Alternative Provider a "preferred provider" status with respect to such Financings or Ancillary Services reasonably similar to the "preferred provider" status provided to the Capital Entities pursuant to
Section 3.2, the Company Entities shall provide the Capital Entities with an opportunity to bid to provide in such country or region the Financings or Ancillary Services and any related programs proposed to be provided in such country or region by such Alternative Provider. In the event that any such bid by the Capital Entities, considered as a whole, is at least as favorable to the Company Entities as the bid of any Alternative Provider, the Company Entities shall accept the bid of the Capital Entities and the country or region in which such Financings or Ancillary Services and any related programs are to be provided shall for all purposes of this Agreement (including Article III and Article IV) be considered to be an Active Service Area.

                                   ARTICLE IX
                                 INDEMNIFICATION

               Section 9.1. Capital Indemnity . Capital agrees to save, protect, indemnify and hold harmless, on an After-Tax Basis, the Company Entities and the employees, officers, directors, agents and representatives of each of the foregoing from and against all liabilities, costs (including attorney's fees and disbursements), claims and charges arising from or relating to: (i) the breach by any Capital Entity of any representations, warranties or covenants of such Capital Entity contained in or delivered pursuant to this Agreement or any other agreement of any Capital Entity relating to Products, Financings or Ancillary Services; or (ii) any violation by any Capital Entity or any employee or agent thereof of any law applicable to the sale, lease or other furnishing of Products or to any related Financings or Ancillary Services (including, without limitation, any law relating to the reporting of or extension or denial of credit, the collection of debt or the repossession or disposition of products); provided that in the event that a Company Entity and a Capital Entity separately agree to indemnification (or waiver thereof) with respect to a matter that would otherwise be subject to indemnification pursuant to this Section 9.1, such other agreement will apply with respect to such matter and this Section 9.1 will not so apply. The foregoing indemnity shall not apply in respect of liabilities, costs, claims or charges to the extent arising from or relating to (i) any action, sufferance or omission by a Company Entity or an employee of a Company Entity that is effected in bad faith or represents gross negligence or willful misconduct, (ii) any action, sufferance or omission by a Capital Entity or employee of a Capital Entity pursuant to the express instructions of a Company Entity or employee of a Company Entity (in the case of such employee, if such instructions are provided by such employee in his or her capacity as such) or
(iii) any breach or violation by a Company Entity or any employee of a Company Entity of the provisions of this Agreement or any other applicable agreement between a Company Entity and a Capital Entity (whether or not such breach or violation gives rise to a right of termination of this Agreement or such other agreement).

               Section 9.2. Company Indemnity . The Company agrees to save, protect, indemnify and hold harmless, on an After-Tax Basis, the Capital Entities and the employees, officers, directors, agents and representatives of each of the foregoing from and against all liabilities, costs (including attorney's fees and disbursements), claims and charges arising from or relating to: (i) breach by any Company Entity of any representations, warranties or covenants of such Company Entity contained in or delivered pursuant to this Agreement or any other agreement of any Company Entity relating to Products, Financings or Ancillary Services; (ii) any products, environmental or other similar liability relating to the Products (such as claims for personal injury or property damage); (iii) any misrepresentation made by any employee or agent of any Company Entity to any

Customer or Authorized Dealer as to the commitment of any Capital Entity to provide any Financings or Ancillary Services to such Customer or Authorized Dealer or the likely availability thereof; and (iv) any violation by any Company Entity or any employee or agent thereof of any law applicable to the sale, lease or other furnishing of Products or to any related Financings or Ancillary Services; provided that in the event that any Company Entity and a Capital Entity separately agree to indemnification (or waiver thereof) with respect to a matter that would otherwise be subject to indemnification pursuant to this
Section 9.2, such other agreement will apply with respect to such matter and this Section 9.2 will not so apply. To the extent that a Company Entity performs its obligations under Section 7.2 with respect to an actual or potential Company Responsibility, the Capital Entities and related indemnified parties will not be separately entitled to indemnification under this Section 9.2 with respect to any loss or cost relating to such Company Responsibility that would otherwise be indemnifiable under this Section 9.2. The foregoing indemnity shall not apply in respect of liabilities, costs, claims or charges to the extent arising from or relating to (i) any action, sufferance or omission by a Capital Entity or an employee of a Capital Entity that is effected in bad faith or represents gross negligence or willful misconduct, (ii) any action, sufferance or omission by a Company Entity or employee of a Company Entity pursuant to the express instructions of a Capital Entity or employee of a Capital Entity (in the case of such employee, if such instructions are provided by such employee in his or her capacity as such) or (iii) any breach or violation by a Capital Entity or any employee of a Capital Entity of the provisions of this Agreement or any other applicable agreement between a Company Entity and a Capital Entity (whether or not such breach or violation gives rise to a right of termination of this Agreement or such other agreement).

               Section 9.3. Procedure . Each indemnified party under Section 9.1 or Section 9.2 shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder notify the indemnifying party in writing of the claim or action; provided, that the failure to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in Section 9.1 or Section 9.2 unless, and only to the extent that, the indemnifying party was prejudiced by such failure, and in no event will such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of any claim or action, the indemnifying party will not be liable to the indemnified party under Section 9.1 or Section 9.2 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party will have the right to employ separate counsel to represent it if, in the reasonable judgment of such indemnified party, it is advisable for it to be represented by separate counsel, and in such event the fees and expenses of such separate counsel will be paid by such indemnified party. The indemnifying party may not without the prior written consent of the indemnified party agree to any settlement of any claim or action as the result of which any remedy or relief, other than solely for monetary damages for which the indemnifying party will be responsible hereunder, will be applied to or against the indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party will continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party will not be obligated hereunder to reimburse the indemnified party for the costs thereof.


                                    ARTICLE X
                               DISPUTE RESOLUTION

           Section 10.1. Resolution of Disputes . Except as otherwise provided in this Article X, the procedures for discussion, negotiation and arbitration set forth in this Article X will apply to all disputes solely between the parties under this Agreement; provided that arbitration will not apply or be required in the case of any dispute challenging the validity of any provision of this Agreement or any breach of the provisions of Section 4.1 unless the parties so agree in writing.

               Section 10.2. Resolution of Disputes Using Best Efforts . (a) The parties hereto agree and acknowledge that (i) this Agreement is intended to provide a flexible framework for a cooperative and mutually beneficial arrangement for the provision of Financings and Ancillary Services by the Capital Entities and the treatment by the Company Entities of Capital Entities as the preferred providers of Financings and Ancillary Services to Customers and Authorized Dealers and (ii) the parties shall use good faith best efforts to resolve all differences and disputes between the parties with respect to the matters covered hereby that may arise from time to time at the level of the appropriate Capital Entity and Company Entity (or the appropriate SBU within such Company Entity) and, to the extent resolution is not achieved at such level, at the level of management of the Company and Capital. Consistent with the foregoing principles, the parties shall not refer the resolution of such differences and disputes to the arbitration proceedings specified herein except to the extent that after good faith best efforts the parties cannot resolve such differences and disputes without so escalating such resolution. Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time or as the occasion warrants.

               (b) The parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor will any opinion expressed by the mediator be admissible in any arbitration proceeding. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of mediation shall be borne one-half by the Company and one-half by Capital, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 10.3.

               Section 10.3. Arbitration. (a) If any dispute (other than a dispute which challenges the validity of any provision of this Agreement and other than a breach of Section 4.1) referred to the management of the Company and Capital has not been resolved within forty-five (45) days after referral to such management, either party may demand that the dispute be resolved by binding arbitration. Notice of the demand for arbitration by one party will be given in writing to the other party to this Agreement. Upon such demand, the dispute will be decided by a sole arbitrator in accordance with the rules set forth in this
Section 10.3.

               (b) The parties shall attempt to select, within 15 days after such notice of demand for arbitration is given, a sole arbitrator satisfactory to both parties.

               (c) In the event that the parties are not able to jointly select a sole arbitrator within such 15 day period, the parties shall each appoint an arbitrator within 30 days after provision of the notice referred to in paragraph
(a) above. If one party appoints an arbitrator within such time period and the other party fails to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the dispute.

               (d) In the event that a sole arbitrator is not selected pursuant to paragraph (b) or (c) above, and, instead, two arbitrators are selected pursuant to paragraph (c) above, the two arbitrators will, within thirty (30) days after the appointment of the later of them to be appointed, select a third arbitrator who will act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the two initial arbitrators shall have no further role with respect to the dispute. In the event that the arbitrators so appointed do not, within thirty (30) days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, either party may apply to any court having jurisdiction over the parties and the controversy to select the sole arbitrator.

               (e) The sole arbitrator selected pursuant to paragraph (b), (c) or (d) above will set a time for the hearing of the dispute which will not be later than sixty (60) days after the date of appointment of the sole arbitrator pursuant to paragraph (b), (c) or (d) above, and the final decision of such arbitrator will be rendered in writing to the parties not later than sixty (60) days after the last hearing date, unless otherwise agreed by the parties in writing.

               (f) The place of any arbitration hereunder will be New York, New York, or at such other place as agreed to by the parties.

               (g) Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the rules of the American Arbitration Association ("AAA") then prevailing, and the decision of the arbitrator will be final and binding on the parties, and will be enforceable in any court having jurisdiction over the parties. Compliance with the provisions of this Agreement concerning arbitration of disputes is a condition precedent to the commencement of any suit, action or proceeding in any federal, state or local court with respect to any controversy or dispute under this Agreement, except a suit, action or proceeding which challenges the validity of any provision of this Agreement or a breach of Section 4.1.

               (h) Any party may send out requests to compel document production from the other party. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the arbitrator will adopt procedures to protect such rights. Except where contrary to the provisions set forth in this Agreement, the rules of the AAA for commercial arbitration will be applied to all matters of procedure, including discovery; provided, however, that the arbitration will not be conducted under the auspices of the AAA and the fee schedule of the AAA will not apply. The arbitrator may obtain independent legal counsel to aid in his or her resolution of legal questions presented in the course of arbitration, to the extent he or she considers that such counsel is appropriate or necessary for a fair resolution of the dispute, and to the extent that it is economical to do so considering financial consequences of the dispute. The arbitrator will be limited to interpreting or construing the applicable provisions of this Agreement, and will have no authority or power to alter, amend, modify, revoke or suspend any condition or provision of this Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement, including provisions requiring further agreement of the parties hereunder, and to fashion appropriate remedies for breaches of this Agreement; provided that the arbitrator shall not (i) have any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions and (ii) have any right or power to award punitive damages.

               (i) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

               (j) Arbitration costs will be borne one-half by the Company and one-half by Capital, except that each party will be responsible for its own expenses and the costs of witnesses selected by such party.

               Section 10.4. Continuity of Service and Performance . Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article X.

               Section 10.5. Disputes as to Sales Site Protocols and Procedures . Notwithstanding the provisions of Section 10.3(c) and Section 10.3(d), if the
Company Entities and the Capital Entities have a dispute under Section 3.2(f) regarding compliance by the Capital Entities with applicable Protocols and Procedures with respect to any Financings or Ancillary Services provided at a Sales Site (or whether the Capital Entities have cured any deficiencies within the applicable period set forth in Section 3.2(e)), and the parties are not able to agree upon the selection of the sole arbitrator pursuant to Section 10.3(b), either party may immediately refer the matter to the AAA and request that the AAA select an arbitrator within 15 days of such request, and such selection by the AAA shall be binding upon both parties.

                                   ARTICLE XI
                              TERM AND TERMINATION

               Section 11.1. Initial Term and Renewal . (a) Subject to Section 11.2, this Agreement shall become effective on the Spin-Off Date and shall remain in effect until, and shall terminate on, August 4, 2000 (the "Initial Term"). This Agreement shall automatically be renewed and remain in effect for an indefinite number of successive periods of two years (each such period, a "Renewal Period"), the first such Renewal Period commencing upon the expiration of the Initial Term and each successive Renewal Period commencing upon the expiration of the preceding Renewal Period, unless either party elects not to extend the term of this Agreement beyond the Initial Term or any

Renewal Period by giving the other party notice of such election at least one year prior to the expiration of the Initial Term or Renewal Term then in effect (it being understood that failure to give timely notice of non-renewal will be deemed to constitute an election by the parties to renew the term of this Agreement as provided herein).

               (b) Prior to the Spin-Off Date, Capital shall have no obligation under this Agreement to the Company, the Divisions or any AT&T Entity, it being understood that the relationship between the Capital Entities and the Divisions with respect to the subject matter hereof shall continue to be governed by the AT&T Operating Agreement prior to the consummation of the Spin-Off Transactions.

               Section 11.2. Termination. (a) This Agreement may be terminated in its entirety prior to the expiration of the Initial Term or any Renewal Term in effect:

               (i) at any time, by the mutual written consent of Capital and the Company;

               (ii) at the election of the Company (after the Spin-Off Date), by at least 180 days' prior notice to Capital, in the event of a Subsequent Transfer of Control unless (a) prior to any such transfer, Capital requests the Company's approval thereof and (b) the Company consents to such transfer (it being understood that such consent shall not be unreasonably withheld or delayed);

               (iii) in the event one party (the "defaulting party") has materially defaulted on its obligations under this Agreement, the other party (the "non-defaulting party") may give notice of default to the defaulting party and, in the event the defaulting party does not cure the default within 60 days of such notice of default, the non-defaulting party may, within 60 days after the expiration of such 60 day period, give notice of termination to the defaulting party and specify in such notice the date of termination of this Agreement (which date shall be a date not less than 30 days following the date of such termination notice), in which event this Agreement shall terminate on the date specified in the termination notice;

               (iv) at the election of the Company, by notice to Capital, in the event that Capital commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or similar law or statute or makes an assignment of its property or any substantial portion thereof for the benefit of creditors and such proceeding or assignment is continuing or in effect at the time of such notice;

               (v) at the election of the Company, by notice to Capital, in the event that there is commenced against Capital an involuntary proceeding seeking to have Capital declared a bankrupt or seeking to have a receiver appointed with respect to a substantial portion of its property which is not dismissed within sixty (60) days of commencement, or there is entered an order declaring Capital a bankrupt or appointing a receiver with respect to a substantial portion of its property and such proceeding or order is continuing or in effect at the time of such notice;

               (vi) at the election of Capital, by notice to the Company, in the event that the Company commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or similar law or statute or makes an assignment of its property or any substantial portion thereof for the benefit of creditors and such proceeding or assignment is continuing or in effect at the time of such notice; or

               (vii) at the election of Capital, by notice to the Company, in the event that there is commenced against the Company an involuntary proceeding seeking to have the Company declared a bankrupt or seeking to have a receiver appointed with respect to a substantial portion of its property which is not dismissed within sixty (60) days of commencement, or there is entered an order declaring the Company a bankrupt or appointing a receiver with respect to a substantial portion of its property and such proceeding or order is continuing or in effect at the time of such notice.

Notwithstanding anything in this Agreement to the contrary, it is specifically understood and agreed that the Company shall not have any right to terminate this Agreement because of the occurrence of a First Tier Transfer of Control.

               Section 11.3. Effect of Termination . Upon the termination of this Agreement as provided in this Article XI, all obligations of the parties hereto with respect to any future Financings and Ancillary Services under this Agreement will cease; provided, however, that the obligations of the parties set forth herein as they relate to completed Financings and Ancillary Services (including the obligations set forth in Articles II, III, V, VI, and VII) and the provisions herein as to indemnification, dispute resolution, confidentiality and miscellaneous matters (Articles IX, X, XII and XIII) will continue in full force and effect.

                                   ARTICLE XII
                                 CONFIDENTIALITY

               Capital and the Company each understand and agree that the terms of this Agreement, including the schedule hereto, may be publicly disclosed, including in any public filing made by the Company or Capital or any Affiliate thereof with the Securities and Exchange Commission. However, Capital and the Company each covenants and agrees that it shall, and shall cause its Subsidiaries to, treat any information provided by any Company Entity to any Capital Entity (in the case of Capital's obligations hereunder) or by any Capital Entity to any Company Entity (in the case of the Company's obligations hereunder) pursuant to this Agreement (including, without limitation, the Protocols and Procedures or any proprietary information otherwise acquired hereunder) as privileged and confidential and to hold such information and to use it solely for purposes of this Agreement and will not, without the prior consent of the other party hereto, disclose, or cause to be disclosed, such information to any Person, except that any such information may be disclosed (a) to Capital's or the Company's agents, directors, officers, employees, representatives, accountants, counsel or special counsel who have a need to know or have access to such information and who have been instructed or have a duty to keep such information confidential in accordance with the terms hereof, (b) to the Affiliates of Capital and the Company, and such Affiliates' agents, directors, officers, employees, representatives, accountants, counsel or special counsel who have a need to know or have access to such information and who have been instructed or have a duty to keep such information confidential and to use it in accordance with the terms hereof, (c) to such other Persons who are reasonably deemed necessary by Capital and the Company, as the case may be, in connection with the enforcement of their rights under this Agreement, (d) to the extent required pursuant to applicable law or any governmental authority (including, but not limited to, the National Association of Insurance Commissioners, Internal Revenue Service auditors, state taxing or communications authorities or federal or state judicial authorities), (e) to the extent required or appropriate to be disclosed in response to a reasonable request by rating agencies, underwriters, or creditors in connection with financing transactions undertaken by Capital or the Company or their Affiliates, who agree or are under a duty to hold such information confidential in accordance with the terms hereof, (f) to the extent that prior to such disclosure, such information is in the public domain (it being understood and agreed that any document or information that is filed as a matter of public record with any state, federal or foreign governmental authority or is generally available to the public at the time of disclosure (other than as a result of disclosure by such Person) will for the purposes hereof be deemed to be in the public domain) or (g) to Persons involved in potential acquisitions of, mergers with, or purchase of all or substantially all of the assets of Capital (or any other Capital Entity) or the Company (or any other

Company Entity) who, in each case, agree in writing to hold such information confidential in accordance with the terms hereof. Capital and the Company Entities will take such action as may be reasonably necessary to ensure that the competitors of the other party do not acquire such information.


                                  ARTICLE XIII
                                  MISCELLANEOUS

               Section 13.1. Variation of Terms; Amendments. Any Capital Entity and Company Entity may by mutual consent from time to time vary the terms of this Agreement as it applies to such Capital Entity and either such Company Entity or one or more SBUs within such Company Entity. In such event, such varied terms will be deemed to amend this Agreement as it applies to such Capital Entity and such Company Entity (or such SBUs) for such period of time as such variance is agreed to by such Capital Entity and such Company Entity. Notwithstanding any such variance, this Agreement will continue to apply to all other Capital Entities and Company Entities (or, if applicable, all SBUs within the Company Entity that consents to such variance that are not made subject to such variance) as if such variance had not been effected. Notwithstanding the foregoing, this Agreement cannot be amended or terminated orally, but only by a writing duly executed by or on behalf of the parties hereto (or by the applicable Company Entity and Capital Entity).

               Section 13.2. No Partnership. Nothing contained in this Agreement will be construed in any manner to constitute the creation of a partnership between the Company Entities and the Capital Entities nor to characterize the Company Entities and the Capital Entities as joint venturers. The Company Entities and the Capital Entities will at all times be and remain independent contractors with respect to the subject matter of this Agreement.

               Section 13.3. Successors and Assigns; Third Parties. (a) This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

               (b) Except as set forth in Article IX, nothing in this Agreement, expressed or implied, is intended or will be construed to confer upon any Person (including Customers and Authorized Dealers) other than the parties (and the Company Entities and Capital Entities) and their successors and assigns any right, remedy or claim under or by reason of this Agreement.

               Section 13.4. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances will be determined by any court of competent jurisdiction or duly authorized arbitration tribunal to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision or the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, will remain in full force and effect to the fullest extent permitted by law and will not be affected thereby, unless such a construction would be unreasonable.

               Section 13.5. Notices. All notices, consents, deliveries, demands, requests, approvals and other communications which are required or may be given hereunder will be in writing and will be deemed to have been duly given if personally delivered (including courier service), telecopied or mailed certified first class mail, postage prepaid, addressed as follows:

               (a)    if to the Company, to:

                      LUCENT TECHNOLOGIES INC.
                      Attn: General Counsel
                      At such address as is
                      specified by such
                      General Counsel from
                      time to time pursuant
                      to this Section 13.5
                      Telecopier Number:    (to be specified by such
                                             General Counsel)
                      Confirmation Number:  (to be specified by such
                                             General Counsel)

                      with a copy to:

                      the same address
                      Attn: Pamela Craven, Esq.


               (b)    If to Capital, to:

                      AT&T Capital Corporation
                      44 Whippany Road
                      Morristown, New Jersey  07960
                      Telecopier Number:    201-397-3220
                      Confirmation Number:  201-397-3187

                      Attention:  Chairman and CEO

                      with a copy to:

                      AT&T Capital Corporation
                      44 Whippany Road
                      Morristown, New Jersey  07960
                      Telecopier Number:    201-397-3220
                      Confirmation Number:  201-397-3187

                      Attention:  Senior Vice President, General
                                    Counsel, Secretary and Chief Risk
                                    Management Officer

               Section 13.6. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions of its conflicts of law rules.

               Section 13.7. Headings. The article headings and the section headings and subheadings contained in this Agreement are intended solely for the convenience of reference and will not affect in any manner the meaning or interpretation of this Agreement.

               Section 13.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original instrument, but all of which together will constitute one and the same agreement, and will become binding when one or more counterparts have been executed and delivered by each of the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                            LUCENT TECHNOLOGIES INC.



                           By: Richard J. Rawson
                               _______________________
                               Name:  Richard J. Rawson
                               Title: Sr. Vice President and General Counsel

                            AT&T CAPITAL CORPORATION



                            By: Thomas C. Wajnert
                                ______________________
                                Name:  Thomas C. Wajnert
                                Title: Chairman of the Board & CEO

                                   SCHEDULE A


I.      NETWORK SYSTEMS

A.      PRODUCTS
        Central office switching equipment and associated software. Transmission systems.
        Mobile switching centers, radio base stations, mini/microcells, fixed-loop systems, wireless data products.
        Optical fiber, electronic wire and cable products.
        Wired and wireless terminal equipment.



B.     CUSTOMERS/MARKETS EQUIPMENT

       Local and long distance service providers in the US and internationally.
       US government.
       Private communications network operators.
       Cable television companies.
       Wireless service providers.
       Competitive access providers.



II.    CONSUMER PRODUCTS

A.     PRODUCTS
       Corded and cordless telephones, cellular phones, .
       answering systems and telephone accessories, including intercoms, fax line adapters, modular headsets, specialty products and tone/bell ringers.
       Communications systems for disabled persons.
       VideoPhones.
       Smart Cards.
       Personal communicators.
       Personal computers, copiers and printers of third party vendors.

B.     CUSTOMERS/MARKETS
       Consumers.
       Small businesses that acquire the products through AT&T Phone Center stores.


III.   GLOBAL BUSINESS COMMUNICATIONS SYSTEMS

A.     PRODUCTS

       Customer-premises communications, video, voice processing and computer - telephone integration systems, including, but, not limited to:

       Communications systems (e.g., Definity(C), Partner(R) and Merlin(R) Communications Systems)
       Multimedia Call Exchanges (MMCX)
       Products that link private branch exchanges (PBXs) to computers for customer service and telemarketing applications.
       Multimedia messaging and response systems (e.g., AT&T Intuity(TM) System; Audix(R) Voice Messaging Systems; Conversant(R) Voice Information System Ovation voice processing system; Message Manager(TM)system; and AT&T Group Video System).
       Video conferencing systems.
       Voice and data terminals.
       Computer equipment.
       Wire and wiring.
       Installation and maintenance services.
       System design and integration services.
       Routers, brouters, hubs, switches, computers, workstations and other products manufactured by affiliates and third parties. Computer-telephony applications and software.
       Data/muiltimedia communications, wireless and professional services. Microcells and wireless communications products.

B.     CUSTOMERS MARKETS

       End-user Business customers worldwide.
       Private communications network operators.
       Systems integrators.
       US, State and Local Governments and related entities.
       Not-for-profit entities.
       AT&T affiliates.



IV.     AT&T PARADYNE


A.      PRODUCTS

         Consumer and commercial modems.
         VideoSpan'TM' multimedia technology.
         Network management systems and network access products, such as Acculink(R) and Comsphere(R) multiplexers and CSU/DSUs.
         Data service units/channel service units.
         Channel extension products.
         Globespan receivers.


B.      CUSTOMERS/MARKETS

         Business customers.


V.      AT&T MICROELECTRONICS


A.      PRODUCTS
         Digital signal processors.
         Integrated circuits.
         Optoelectronic components.
         Printed circuit boards and power systems.
         Semiconductors.
         Videoconferencing microchips.
         Telecommunications microchips.

B.      CUSTOMERS/MARKETS

         AT&T Corp. and other high-technolcgy companies worldwide.

                                                                      Schedule B


                           LOCATION SUPPORT AGREEMENT

               LOCATION SUPPORT AGREEMENT dated as of __________________, 1996 to (this "Agreement") between LUCENT TECHNOLOGIES INC., a Delaware corporation (the "Company") and AT&T CAPITAL CORPORATION, a Delaware corporation ("Capital").


                              W I T N E S S E T H:

               WHEREAS, Capital has requested and the Company has agreed on behalf of itself and the Company Entities and SBUs (each as hereinafter defined) to permit (to the extent provided in, and subject to the terms and conditions of, this Agreement) Capital and the Capital Entities (as hereinafter defined) to base appropriate employees of the Capital Entities ("Capital Entities Employees") in designated space in any site or location (a "Sales Site") from which the sale and marketing of products and services (collectively, as defined below, "Products") is conducted by the Company or by any Company Entity or SBU;

               WHEREAS, in consideration of the provision of such office space within the Sales Sites, Capital and the Capital Entities have agreed to make reimbursement to the Company Entities and SBUs for the costs of providing such office space; and

               WHEREAS, the parties hereto mutually desire to establish certain other terms and conditions of the Capital Entities' utilization of such office space to be made available to them for such purpose;

               NOW, THEREFORE, in consideration of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the conditions and upon the terms hereof, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

               As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms defined:

               "Agreement Term" has the meaning ascribed thereto in Section 3.1.

               "Ancillary Services" has the meaning ascribed thereto in the Operating Agreement.

              "Company Entities" has the meaning ascribed thereto in the Operating Agreement, subject to the provisions of Section 2.7 hereof.

               "Capital Entities" has the meaning ascribed thereto in the Operating Agreement.

               "Capital Entities Personnel" has the meaning ascribed thereto in the Preamble.

               "Financing" has the meaning ascribed thereto in the Operating Agreement.

              "Letter Supplement" has the meaning ascribed thereto in
Section 13.1.

              "Operating Agreement" means the Lucent Technologies Operating Agreement dated as of __________________, 1996 between the Company and Capital, as such agreement is amended and supplemented from time to time in accordance with its terms.

               "Products" has the meaning ascribed thereto in the Operating Agreement.

               "Sales Site" has the meaning ascribed thereto in the Operating Agreement.

               "Sales Site Owner" has the meaning ascribed thereto in Section
9.1.

               "SBU" has the meaning ascribed thereto in the Operating
Agreement.

              "Support Space" has the meaning ascribed thereto in Section 2.1.

              "Support Space Term" has the meaning ascribed thereto in
Section 3.2.

All capitalized terms not otherwise defined herein but defined in the Operating Agreement shall have the meanings ascribed thereto in the Operating Agreement.


                                   ARTICLE II
                           PROVISION OF SUPPORT SPACE

               Section 2.1. Support Space. Subject to the availability of space (including storage space) in each Sales Site (such availability of space to be determined by the affected Company Entity or SBU in its reasonable discretion), the Company agrees to cause each of the Company Entities and SBUs to provide in each Sales Site, to one or more of the appropriate Capital Entities intended under the Operating Agreement to provide various Financings and Ancillary Services to a Company Entity or SBU, (i) furnished office space (individually a "Support Space", and collectively, "Support Spaces") which Support Space may or may not have separately demised walls as the parties may agree to, or as may fit the character of the location, or as may be deemed feasible in the reasonable determination of the Company Entity or SBU, and (ii) basic office support services for such Support Space during regular business hours (namely, cleaning, relamping and, when so requested, telephone lines). Provision at any particular Sales Site of one or more additional office support services, if any, such as document duplicating, document processing, file storage, secretarial, mailroom and similar services shall be subject to separate agreement at each Sales Site to be concluded by the Company Entity or SBU and the Capital Entity in question, shall not be required by the terms of this Agreement, and shall be limited in any event to the additional office support services which are regularly available at such Sales Site. The Company further agrees, where space is available, to cause the Company Entities and SBUs to use reasonable efforts to permit the Support Space for the

Capital Entity in question to be located reasonably near the sales personnel of the Company Entity or SBU in question.

               Section 2.2. Capital Entities Employees. With respect to each Support Space the Capital Entity in question shall advise the Company Entity or SBU in question of the number and type (manager, secretary, etc.) of Capital Entities Employees reasonably believed to be required to be based at the related Sales Site in connection with the provision of Financings and Ancillary Services with respect to the Products sold or leased through such Sales Site, in order that the parties may reach agreement on the amount, availability, adequacy and suitability of the space proposed by the Company Entity or SBU to be identified and designated as Support Space for such Sales Site.

               Section 2.3. Sales Site Amenities. With regard to building occupant amenities and services at any Sales Site (parking, dining facilities and similar services as agreed to by the parties), it is the intention of the parties hereto that, to the extent such amenities or services are available to the Company Entity or SBU in question and/or to the employees thereof, such amenities or services shall also be available, on the same basis and at the same cost or charge, if any, to the Capital Entity and/or its employees (subject to any necessary consent of the landlord where the Company Entity or SBU is not the Sales Site Owner), provided always that the Capital Entity in question shall be liable for its proportionate share of any costs assessed or charges imposed generally in connection with such building occupant amenity or service, and shall be liable for the entirety of any costs or charges arising from services rendered solely to the Capital Entity or to the Support Space.

               Section 2.4. Landlord Consent. In the event that any Sales Site shall be leased, and not owned, by a Company Entity or SBU, and the lease in question does not by its terms permit the tenant thereunder to make a Support Space available to a Capital Entity in the manner contemplated by this Agreement, the Company agrees that the Company Entity or SBU in question shall use its reasonable efforts to procure any requisite consent. Capital shall cause the Capital Entity in question to reimburse the Company Entity or SBU in question for any out-of-pocket costs incurred in procuring such consent (which shall not include any payment for such consent demanded by landlord unless agreed in advance by the Capital Entity). In the event that such landlord consent is not forthcoming, the Company and the Company Entity or SBU in question shall have no further obligation to provide Support Space at such Sales Site for the Capital Entity in question, and such Capital Entity agrees that, with respect to any Sales Site in which such Capital Entity is in occupancy on the date of this Agreement, such Capital Entity shall promptly vacate such leased Sales Site as to which such landlord consent has been refused.

               Section 2.5. Relocation of Company Entity or SBU Sales Site. In the event that any Sales Site having a Support Space shall be voluntarily or involuntarily relocated by the Company Entity or SBU in question to another location serving the same (or new or reconfigured) geographical marketing area, or in the event a new Sales Site is established, the Company agrees to cause such Company Entity or SBU to use reasonable efforts to provide a new Support Space in the new Sales Site on the terms and conditions set forth herein, unless the Capital Entity in question shall elect not to accompany the relocation and occupy the new Sales Site. In no event (including, but not limited to, events such as a breach by any Company Entity of its obligations, if any, under this Section) shall the Capital Entity located at any Sales Site remain thereat beyond the date the Company Entity or SBU in question vacates such

Sales Site, and Capital agrees (i) to cause such Capital Entity to vacate the Sales Site in question on or before the date the Company Entity or SBU shall so vacate same and (ii) to indemnify and hold harmless the Company and the Company Entity or SBU at the Sales Site in question from any and all claims, costs, loss or damage arising from such holding over beyond such date.

        Section 2.6. Occupancy In Conformity With Rules and Regulations and Leases. Capital agrees that each Capital Entity shall occupy its respective Support Space in accordance with the rules and regulations and general office business practices for the Sales Site in question, whether such Sales Site is owned by the Company Entity or SBU in question, or whether the occupancy by same of such Sales Site shall be by way of a lease of all or a portion of the Sales Site. The Company Entity or SBU hosting the Support Space shall provide the Capital Entity with a copy of such rules and regulations, if available, and advise such Capital Entity regarding any other general office business practices to permit the Capital Entity in question to fulfil its obligations hereunder. The Capital Entities' occupancy of any leased or subleased sales sites shall be in compliance with any existing or future leases (or subleases) with third parties.

               Section 2.7. Excluded Company Entity and SBU. This Location Support Agreement shall not be deemed to apply to the Company Entity known as AT&T PARADYNE Corporation or to the SBU known as AT&T Consumer Products, unless and until one or both of such entities shall elect to become a party hereto, as evidenced by a written notice of election satisfactory in form and substance to both the present parties.


                                   ARTICLE III
                                      TERM

               Section 3.1. Term of Agreement. The term of this Agreement (the "Agreement Term") shall be co-terminous with the term of the Operating Agreement, subject to the provisions of Section 14.1 respecting amendment hereof.

               Section 3.2. Term of Occupancy of Individual Support Space. The term of occupancy (the "Support Space Term") for each Support Space identified by the parties shall commence, for those Support Spaces occupied by Capital Entities personnel on the effective date of this Agreement, on such date (subject to consent of the landlord at any leased Sales Site as required under Section 2.4 hereof), and shall commence for each Support Space hereafter identified and established pursuant to the terms of this Agreement on the date the Capital Entity in question shall first occupy such Support Space. The Support Space Term for any given Support Space shall expire and terminate on the earliest to occur of (i) the date of expiration or termination of the Operating Agreement (provided however, that the expiration or termination of the Operating Agreement shall not be deemed to prevent the continued occupancy of such Support Space by the Capital Entity in question, subject to the consent of the Company Entity or SBU in question in its sole discretion, and to any necessary consent of the landlord of such Sales Site, on the same terms and conditions as existed prior to the date of expiration or termination, or upon such other terms as may be agreed upon by the Capital Entity and the Company Entity or SBU in question),
(ii) the date the Sales Site containing the Support Space is vacated for any reason by the Company Entity or SBU having the primary occupancy thereof (unless the Capital Entity shall elect to stay to provide Financing and/or Ancillary Services to another Company Entity remaining at such location, in which case the expiration date for purposes of this clause (ii) shall be such remaining Company Entity's date of vacation of such Sales Site and the Capital Entity shall have Support Space to provide said services for the remaining Company Entity in accordance with and subject to Article II), or (iii) the date which is ninety
(90) days from the date of written notice of termination given by the occupying Capital Entity to the Sale Site Company Entity or SBU, or (iv) if the Sales Site is leased, the day prior to the date of expiration or earlier termination of such lease in accordance with its terms.

                                   ARTICLE IV
                                  Reimbursement

               Section 4.1. Reimbursement for Support Space. Capital covenants and agrees to reimburse (or to cause the respective Capital Entities occupying each Support Space to reimburse) the Company Entity or SBU owning or occupying the Sales Site in question, for the proportional costs of provision of the Support Space and of such Support Space's allocable share of the costs of any common areas of the Sales Site, including, but not limited to, (i) building operating expenses (if the Sales Site in question is owned) or reasonable estimates for anticipated tax and/or operating expense escalation rent (if the Sales Site is leased, it being the intent of the parties that the Capital Entity shall be charged and paying on a current basis for tax and operating cost escalation charge increases which are reasonably anticipated by the Company Entity or SBU under the lease, but which charges will not be billed to same by landlord until some period after the period for which the Capital Entity is making payment), (ii) utility user charges (at actual cost for dedicated utilities and as appropriately apportioned or otherwise measured if not so dedicated to the Capital Entity) and (iii) fixed general charges for building amenities or services which are not charged on a per-use basis (collectively, the "Reimbursement Cost"). The Reimbursement Cost for each Support Space (i) shall be mutually agreed on an annualized basis by the Company and Capital (and/or by the applicable Company Entities or SBUs and Capital Entities with respect to the Support Space in question), such agreement on particular Support Space and Reimbursement Cost to be evidenced by letter agreement between the affected entities intended to supplement this Agreement from time to time with respect to such Support Space (a "Letter Supplement", as more fully described in Section 13.1 hereof), and (ii) shall be paid by Capital or the Capital Entity, without requiring any prior invoice or statement therefor from the Company Entity or SBU so long as the Letter Supplement shall establish a monthly or other periodic payment amount with respect to the Reimbursement Cost, in equal monthly installments in advance on the first day of each calendar month in the Support Space Term (or with such other frequency or in such other manner as may be specified in the relevant Letter Supplement) to the Company or to the Company Entity or SBU identified in the Letter Supplement. Capital further covenants and agrees to pay or reimburse (or to cause the respective Capital Entities occupying each Support Space to pay or reimburse) the Company Entity or SBU owning or occupying the Sales Site in question (i) for the basic office support services (if same have not previously been included in the Reimbursement Cost), and (ii) any additional office support services as may be agreed in accordance with the provisions of Section 2.1 hereof, and (iii) for any specially-ordered building services during normal business hours and for any overtime charges incurred at the Sales Site with respect to the use and occupancy of the Support Space by the Capital Entity outside normal business hours, where such specially-ordered and/or overtime services are charged on a per-use basis (or such other reasonable basis), for which all such payments should be due within 30 days of receipt of a periodic statement for such user and/or office service charges. The Company agrees for itself and the Company Entity or SBU at a Sales Site to render all statements for any calendar year in a Support Space Term following the close of such calendar year, and the respective Capital Entity's obligation to pay statements so rendered shall survive the Support Space Term in question. The Reimbursement Cost payable on account of any partial calendar month, if any, during a Support Space Term shall be prorated on a per diem basis.


                                    ARTICLE V
                                       USE

               Section 5.1. Permitted Use. Capital for itself and the Capital Entities agrees that each Support Space shall be used only for the purpose for which the Sales Site is utilized by the Company Entity or SBU.


                                   ARTICLE VI
                               DISPUTE RESOLUTION

               Section 6.1. Resolution of Disputes. Resolution of disputes regarding the terms or operation of this Agreement, either generally or with respect to any particular Support Space or Letter Supplement, shall be effected in accordance with the provisions of Operating Agreement Article X (Dispute Resolution).


                                   ARTICLE VII
                                 AT END OF TERM

               Section 7.1. At End of Support Space Term. Upon the expiration of the Support Space Term in accordance with the terms of this Agreement (as supplemented by any Letter Supplement with respect to the Support Space in question) or other termination of occupancy of any Support Space by a Capital Entity, such Capital Entity (i) shall vacate and surrender the Support Space to the Company Entity or SBU owning or controlling the Sales Site, "broom clean" and in good order, condition and repair, ordinary wear, tear and damage by the elements, fire or other casualty excepted, (ii) shall on or prior to such date, at the Capital Entity's sole cost and expense, remove from the Support Space any alterations and restore the Support Space as may be required under Section 8.1 hereof, (iii) shall also remove all of the Capital Entity's personal property, including but not limited to files and other business records and its owned furniture and business equipment, if any, (iv) shall remove and replace any hardware installed in accordance with the provisions of Section 9.3 hereof, and
(v) shall repair or pay the cost of repairing all damages to the Support Space and/or the Sales Site caused by all such removals. Any personal property which shall remain in the Support Space at a date which is unreasonably beyond the date the space was vacated, may, at the option of the Company Entity or SBU, be deemed to have been abandoned and in such case may be retained or otherwise treated by the Company Entity or SBU as its property or may be disposed of, without accountability, in such manner as the Company Entity or SBU may determine, at the Capital Entity's expense, which expense shall be reimbursed to the Company Entity or SBU within ten (10) business days after demand.

                                  ARTICLE VIII
                     ALTERATIONS; FURNISHINGS AND EQUIPMENT

               Section 8.1. Alterations. Alterations to any Support Space shall be made only with the prior consent of the Company Entity or SBU, and, if required, the consent of the landlord of such Company Entity or SBU at a leased Sales Site. Any permitted alterations shall be made solely in conformity with the building maintenance and management requirements of the Support Space building owner or landlord, as the case may be, and shall be performed at the sole cost and expense of the Capital Entity. Any and all permitted alterations in the Support Space shall be removed, and the Support Space restored to its pre-alteration condition, at the Capital Entity's sole cost and expense, on or prior to the end of the Support Space Term, unless the Company Entity or SBU for such Support Space (and in buildings under lease thereto, the landlord under such lease) shall agree in writing that the alteration(s) in question need not be so removed. The Capital Entity's obligations to remove and restore hereunder shall survive the expiration or earlier termination of the Support Space Term, provided that, in the event the Capital Entity shall default in any obligation to effect such removal and restoration, the Company Entity or SBU shall give notice of such default not later than 180 days following such date of expiration or earlier termination.

               Section 8.2. Furnishings and Equipment. In the event the Capital Entity in question wishes to furnish its Support Space with office furnishings different than the standard office furnishing fitout provided to the Company Entities/SBU personnel at the Sales Site, the Capital Entity must first obtain the written permission of the Company Entity or SBU to do so, which permission shall not be unreasonably withheld, provided, however, that (i) such furnishings are purchased or leased by the Capital Entity, (ii) such furnishings are installed and at term's end removed at the Capital Entity's sole cost and expense and (iii) all such furnishings are reasonably consistent in style and quality with the furnishings in the Sales Site used by the Company Entity or SBU at such Sales Site. If such installation is reasonably necessary for the conduct of the Capital Entity's business at the Sales Site, the Capital Entity in question shall further be permitted to install business machinery and equipment in the Support Space, subject to the electrical capacity thereof (provided same are installed in conformity with the requirements of law and the requirements of the underlying space lease, if any), provided same shall be removed at the Support Space Term's end in accordance with the provisions of Section 7.1 hereof. Company Entities shall have no obligation to provide any additional or special electrical capacity or extra heating or air-conditioning with respect to any Capital Entity's business machinery or equipment referred to in the preceding sentence.


                                   ARTICLE IX
                        ACCESS TO SUPPORT SPACE PREMISES

               Section 9.1. Sales Site Owner Access. With respect to any Support Space, the Company Entity or SBU and/or any building landlord thereof (each, a "Sales Site Owner") shall be and is hereby permitted access into the Support Space under the terms of this Agreement and/or of any space lease, ground lease or mortgage applicable to the Sales Site. Each Capital Entity occupying such Support Space shall have the right to secure its own business files and other proprietary information. The Company Entity or SBU in question shall have no responsibility for the security, maintenance or preservation of such Capital Entity business files and proprietary information.

               Section 9.2. Capital Entity Access. The Company, for itself and each of the Company Entities and SBUs providing Support Spaces, covenants and agrees that each Capital Entity and its employees shall be provided access to its particular Support Space on the same basis as access is permitted to the Sales Site generally to the personnel of the Company Entity or SBU occupying the Sales Site in question. In the event that a restricted access Sales Site features a lobby guard, sign-in or pass system for such building access (whether within office hours on business days, or outside such time periods), Capital, for itself and each of the Capital Entities occupying such Support Space, covenants and agrees to conform to the building rules and regulations governing such access system from time to time.

               Section 9.3. Securing Support Space. Subject to the provisions of Sections 2.1 and 9.1 hereof, and subject to any more restrictive provisions of an underlying space lease with a Sales Site Owner, in which case the provisions of such space lease shall control, the Capital Entity shall be permitted to secure its separately demised Support Space with locking door hardware, provided always that (i) if the Support Space is not delivered with locking hardware, the cost of installation of locking hardware of the same general model and (at the Support Space Term's end) the cost of removal and replacement thereof shall be borne solely by the Capital Entity, and (ii) duplicate keys to such locks shall be delivered to all affected Sales Site Owners (Company Entity or SBU and the landlord, if any) at the Sales Site.


                                    ARTICLE X
                      NO LEASE; NO CO-TENANCY; NO SUBLEASE

               Section 10.1. No Lease; No Co-tenancy; No Sublease. This Agreement is intended by the parties hereto to provide only for so-called "location support" or "desk space" for the provision of Financings and Ancillary Services by the Capital Entities to the Company Entities and SBUs. The Capital Entities, with respect to the Support Spaces occupied or to be occupied by each in the Sales Sites, do not purport or intend to be and are not to be deemed by the Company, by the Company Entities or the SBUs or their respective landlords, or by any third party, to be space or occupancy tenants, co-tenants or subtenants or lease assignees of any of the Support Spaces, and Capital and the Capital Entities shall have no rights or obligations with respect to such Support Spaces except as specifically provided for herein and in the applicable Letter Supplement(s). Nothing contained in this Agreement shall be construed in any manner to constitute this Agreement as an occupancy lease respecting the Support Space, or as a co-tenancy agreement with respect to any Sales Site (whether owned in fee or occupied under lease by the Company Entity or SBU in question), or as an occupancy sublease arising under any lease of a Sales Site by an Company Entity or SBU, or as an assignment to a Capital Entity of any lease or sublease of a Sales Site under which the Company Entity or SBU is tenant. Capital for itself and for all Capital Entities hereby waives, with respect to any Support Space provided hereunder, any and all rights appertaining to, or claims which might be made by, a tenant or co-tenant or subtenant or lease assignee of such premises. In the event that, at any Sales Site which is under lease or sublease to an Company Entity or SBU, the landlord thereof shall by notice or otherwise raise objection to the occupancy of the Support Space by a Capital Entity or the conduct of its business at the Sales Site, and such objection cannot be resolved, the affected Company Entity or SBU shall have the right to terminate the Support Space Term by written notice to the Capital Entity, which shall promptly pay any monies due the Company Entity or SBU for use of the Support Space and promptly vacate said

Support Space in accordance with the provisions of Section 7.1; provided however, that in the event such landlord is willing to consider a negotiated resolution of such objection (which resolution shall in no event require the payment of money or the increase in any obligation of the Company Entity or SBU under the lease), the Capital Entity shall be afforded the opportunity to reach such resolution with landlord prior to the service of any notice of termination hereunder.

                                   ARTICLE XI
                                 INDEMNIFICATION

               Section 11.1. Indemnification by Capital and Capital Entity. Capital and the Capital Entity occupying the Support Space in question each agrees to defend, indemnify and hold harmless each of the Company and the Company Entity or SBU controlling the Sales Site hosting the Support Space, and their respective directors, officers, agents and employees from and against any and all claims, demands, liability, loss, damage, costs and expenses (including reasonable attorneys' fees and disbursements) arising from or in connection with: (i) the conduct or management of the Support Space or of any business therein, or any work or act whatsoever done, or any condition created (other than by or at the direction of the Company, the Company Entity or SBU at the Sales Site, or any director, officer, agent or employee of any of the foregoing) in or about the Support Space or the Sales Site during the Support Space Term, or during any period of holdover occupancy after the expiration or earlier termination of this Agreement and/or any Letter Supplement with respect to such Support Space, by or at the direction of Capital or the Capital Entity; (ii) any act, omission or negligence of Capital or of the Capital Entity or of any of their respective directors, officers, agents, invitees, employees or contractors (but not business visitors to the Capital Entity which are directors, officers or employees of the hosting Company Entity or SBU); (iii) any accident, injury or damage whatsoever (unless caused by the gross negligence or willful misconduct of the Company or of the hosting Company Entity or SBU, or of any of their respective directors, officers, agents, third parties invitees or employees) occurring in or about the Support Space or the Sales Site caused by Capital or the Capital Entity, or any director, officer, agent or employee of either of the foregoing; and (iv) the holding over by the Capital Entity beyond the Support Space Term as to any particular Support Space.

               Section 11.2. Indemnification by the Company and the Company Entity or SBU. The Company and the Company Entity or SBU controlling the Support Space in question each agrees to defend, indemnify and hold harmless Capital and the Capital Entity occupying the Support Space, and their respective directors, officers, agents and employees from and against any and all claims, demands, liability, loss, damage, costs and expenses (including reasonable attorneys' fees and disbursements) arising from or in connection with: (i) the conduct or management of the Sales Site excluding the Support Space, or of any business therein, or any work or act whatsoever done, or any condition created (other than by or at the direction of Capital or the Capital Entity occupying the Support Space, or any director, officer, agent or employee of any of the foregoing) in or about the Sales Site or the Support Space during the Support Space Term, by or at the direction of the Company or the Company Entity or SBU;
(ii) any act, omission or negligence of the Company and/or the Company Entity or SBU or of any of their respective directors, officers, agents, invitees, employees or contractors (but not business visitors to the Company Entity or SBU which are directors, officers or employees of the Capital Entity); and (iii) any accident, injury or damage whatsoever (unless caused by the gross negligence or willful misconduct of Capital or of the Capital Entity or of any of their respective directors, officers, agents or employees) occurring in or about the Support Space or the Sales Site caused by the Company or the Company Entity or SBU, or any director, officer, agent, third parties invitees or employee of any of the foregoing.

               Section 11.3. Indemnification Claim Procedure. Each indemnified party under Section 11.1 or 11.2 hereof with respect to any claim to be made hereunder shall follow the procedure set forth in Section 9.3 of the Operating Agreement.

               Section 11.4. Survival of Indemnities. The indemnity agreements set forth in this Article 11 shall survive the expiration or any earlier termination of this Agreement and/or of any Letter Supplement with respect to any Support Space or Sale Site as to which indemnification is sought or claimed.


                                   ARTICLE XII
                                     NOTICES

               Section 12.1. Notices. A. All notices, consents, deliveries, demands, requests, approvals and other communications which are required or may be given hereunder and which affect more than one Support Space shall be in writing and shall be deemed to have been duly given if personally delivered (including courier service), telecopied or mailed certified first class mail, postage prepaid, addressed as follows:

(a)            if to the Company, to:

               _______________________________________
               _______________________________________
               _______________________________________
               Telecopier Number:_____________________
               Confirmation Number:___________________

               Attention:

with a copy to:


               _______________________________________
               _______________________________________
               _______________________________________
               Telecopier Number:_____________________
               Confirmation Number:___________________
               Attention:

(b)            If to Capital, to:
               AT&T Capital Corporation
               44 Whippany Road
               Morristown, New Jersey 07960
               Telecopier Number:         201-397-3220
               Confirmation Number:       201-397-3187

               Attention:   Chief Executive Officer

with a copy to:

               AT&T Capital Corporation
               44 Whippany Road
               Morristown, New Jersey 07960
               Telecopier Number:        201-397-3220
               Confirmation Number:   201-397-3187

               Attention:   General Counsel

               B. All notices, consents, deliveries, demands, requests, approvals or other communications which are required or may be given hereunder and which affect only a particular Support Space shall be in writing and shall be deemed to have been duly given if personally delivered (including courier service), telecopied or mailed certified first class mail, postage prepaid, addressed to the Company Entity or SBU, or to the Capital Entity, as the case may be, at the address and to the attention of the person identified in the last-dated Letter Supplement delivered by the affected parties in connection with such Support Space.


                                  ARTICLE XIII
             AGREEMENT INCORPORATION AT SUPPORT SPACES; DISTRIBUTION

               Section 13.1. Letter Supplement Delivery and Agreement Incorporation. The Company and Capital agree that, upon identification from time to time of any Support Space to be occupied by a Capital Entity in a Sales Site, a Letter Supplement shall be prepared executed and delivered in counterparts between the affected Company Entity or SBU and the Capital Entity occupying or about to occupy such Support Space, setting forth (i) the floor or suite location thereof, (ii) the annualized Reimbursement Cost therefor and other office equipment or service charge rates, if any, (iii) the name and address for notices under Section 12.1 hereof, and (iv) such other Sales Site-specific provisions for such occupancy not otherwise covered hereby. The parties hereto further agree that this Agreement is intended to be incorporated by reference into the Letter Supplement except to the extent that certain terms hereof are explicitly stated to be overridden by differing provisions set forth in such Letter Supplement, and in the event of any other conflict between the terms of this Agreement and the terms of a Letter Supplement, the terms of this Agreement shall govern and be deemed to prevail. Notwithstanding the foregoing, it is further understood and agreed that, with respect to Capital Entities personnel presently situated in Sales Sites as at the date hereof, they shall be permitted to remain in place whether under the terms of such client commitment letters between the affected entities as may be applicable, or otherwise, and the Company and Capital agree that they will cooperate in good faith to prepare, execute and deliver a Letter Supplement with respect to the Support Space for such Sales Sites. In no event shall such Capital Entities personnel be permitted to remain in place in a Sales Site under lease to an Company Entity or SBU for which landlord's consent has not been forthcoming as required under Section 2.4 hereof, and failure to vacate such Support Site promptly following notice that such landlord's consent has not been obtained shall be subject to indemnification for any costs or damages resulting therefrom under Section 11.1 hereof. The parties' agreement to cooperate in good faith to prepare, execute and deliver Letter Supplements shall not in any event delay the effective date of this Agreement as to any Sales Site, and all Sales Sites shall be governed by this Agreement from its effective date, notwithstanding the failure to have a Letter Supplement agreed by such date.

                                   ARTICLE XIV
                                  MISCELLANEOUS

               Section 14.1. Amendments. Any Capital Entity and Company Entity may by mutual consent from time to time vary the terms of this Agreement as it applies to such Capital Entity and either such Company Entity or one or more SBUs within such Company Entity. In such event, such varied terms will be deemed to amend this Agreement as it applies to such Capital Entity and such Company Entity (or such SBUs) for such period of time as such variance is agreed to by such Capital Entity and such Company Entity; provided that the variance(s) (i) are in writing, (ii) specifically reference this Agreement, and (iii) expressly state the intention of the parties thereto to vary the terms of this Agreement, which varied terms shall be identified with specificity. The parties hereto agree that a Letter Supplement containing the information described in clauses
(i) through (iv) in Section 13.1 hereof, without reference to any variance from specific provisions of this Agreement, shall not be deemed a variance for amendment to this Agreement. Notwithstanding any such variance, this Agreement will continue to apply to all other Company Entities and Capital Entities (or, if applicable, all SBUs within the Company Entity that consents to such variance that are not made subject to such variance) as if such variance had not been effected. Notwithstanding the foregoing, this Agreement cannot be amended or terminated orally, but only by a writing duly executed by or on behalf of the parties hereto (or by the applicable Company Entity and Capital Entity).

               Section 14.2.  Successors and Assigns; Third Parties.

              (a) This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

              (b) Except as set forth in Article XI, nothing in this Agreement, expressed or implied, is intended or will be construed to confer upon any Person (including Customers and Authorized Dealers, as such three capitalized terms are defined in the Operating Agreement) other than the parties (and the Company Entities and Capital Entities) and their successors and assigns any right, remedy or claim under or by reason of this Agreement.

              (c) The Company hereby represents and warrants to Capital that it has the requisite authority to commit and bind the other Company Entities to the applicable terms of this Agreement.

              (d) Capital hereby represents and warrants to the Company that it has the requisite authority to commit and bind the other Capital Entities to the applicable terms of this Agreement.

               Section 14.3. Sales Sites Under Lease. In the event that any Sales Site is now or hereafter under lease to an Company Entity or SBU, the execution and delivery of this Agreement, and/or of any Letter Supplement with respect to Support Space at such Sales Site, shall not be deemed to amend or modify or otherwise affect any such lease, and in the event of any conflict with regard to the use and occupancy of the Support Space at such Sales Site between the provisions of this Agreement or such Letter Supplement and the provisions of the applicable lease, the provisions of such lease shall control.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                            LUCENT TECHNOLOGIES INC.



                                    BY:______________________________
                                       NAME:
                                       TITLE:


                            AT&T CAPITAL CORPORATION



                                    BY:_______________________________
                                       NAME:
                                       TITLE

                                   SCHEDULE C

The Company Entities traditionally have provided only the following types of interim Financings to Finance the acquisition of Products by Customers or Authorized Dealers:

1. Consumer Products offers an installment billing program to Customers. The installment sale product is only offered to Customers (both business and consumer) who acquire Product at a Consumer Products' Phone Center store. The Financing is a no interest financing - the Customer pays the purchase price in equal monthly installments over a term of 4, 8 or 12 months. The Customer also must pay a fixed application fee, which is based on the length of the term. (For example, the application fee for a 4 month installment sale is Fifteen Dollars, for an 8 month installment sale is Thirty Dollars, and for a 12 month installment sale is Forty-Five Dollars.). The gross receivable stream from such Financings is approximately $25 Million to $35 Million per year. Additionally, Consumer Products has discontinued its offer of 8 and 12 month installment sales in selected stores where it is trialing a replacement program offered by one of the Capital Entities.

2. Consumer Products offers 30 day payment terms to qualifying business Customers for purchases of Product acquired at a Consumer Products' Phone Center store. This Financing is only offered with respect to the types of equipment traditionally sold by Consumer Products to small businesses.

3. Consumer Products offers interim Financing to SNET and Rochester Telephone with respect to traditional consumer telephone equipment sold by Consumer Products and provided by the local telephone companies to consumers who obtain their local telephone service from them. Under this offering, Consumer Products provides such equipment to SNET and Rochester Telephone at $3.00 per unit for 24 months or $2.00 per unit for 36 months. Consumer Products provides approximately 50,000 phones per year to these entities.

                                   SCHEDULE D

AT&T Paradyne traditionally has provided rental or service contracts (i.e., full pay-out financings with maintenance and service included) at a fixed monthly amount for terms of 12 months or greater with respect to data equipment manufactured by it. Such equipment consists of modems, VideoSpan(TM) multimedia technology, mulitplexers, CSU/DSUs, data service and channel service units, and channel extension products. Such Financing has been provided to Customers who acquire the Products directly from AT&T Paradyne and its Authorized Dealers, which typically are not Authorized Dealers of Products of other AT&T Entities.

                                   SCHEDULE E
Network Systems traditionally has manufactured or marketed the following types of telecommunications equipment and systems, as well as associated installation and maintenance services, for incorporation into land-based and wireless telecommunication networks operated by public and private sellers of telecommunications services:

    Central office switching equipment and associated software, transmission systems, mobile switching centers, radio base stations, mini- and micro-cells, fixed-loop systems, wireless data products, optical fiber, electronic wire and cable products, wired and wireless terminal equipment.

                                   SCHEDULE F
The following constitute the past practices of the Company Entities regarding their rental of Products to Customers on a daily, weekly, monthly or other periodic basis:

1. Consumer Products rents specific AT&T brand home telephones
(i.e., Trimline(R), Princess(R), traditional, feature and cordless telephones, and answering systems) at a fixed monthly payment to Customers who are consumers. This is a true rental, and not a lease or sale, although Consumer Products markets this product as the "AT&T Lease Service Program". The rental is on a month-to-month basis. The Customer can obtain a replacement for free at any time and for any reason (i.e., "no questions asked") if the Customer delivers the telephone to a Consumer Products' Phone Center store or one of approximately 700 "AT&T authorized Service Agencies" in the United States. The replacement set generally is a refurbished set of the same model. In 1993, the gross revenues from the this rental product was approximately $740 Million, and these revenues are declining at a rate of approximately 15% per year.

2. Global Business Communications Systems (GBCS) offers its direct Customers a rental product known, interchangeable, as a "Term Plan" or "service contract." Under the Term Plan, GBCS offers selected telecommunications equipment (prior to 1993, key systems and Horizon(R) and Dimension(R) PBXs and key systems;
after 1993, only Partner(R) and Legend(R) communications systems) to business Customers in the United States at fixed monthly payments on a month-to-month basis or for a specified period of time "Commitment Period"). The Commitment Periods offered by GBCS are 12, 24 and 48 months. If neither party terminates the Term Plan 30 days prior to the end of the Commitment Period, it is automatically renewed for the shortest Commitment Period then available at the price and terms then in effect. Except for the Partner and Legend systems rented under Term Plans, the only Terms Plans that remain on the books of GBCS are those that are in automatic renewal. In a Term Plan, GBCS retains title to the equipment, bears the risk of loss (except for loss caused by the Customer), and maintains the equipment at no additional charge. Term plans are not available to Customers who acquire the Product through an Authorized Dealer.

                                                                      SCHEDULE G










                              GENERAL ALLOCATION OF
                                RESPONSIBILITIES
                                   BETWEEN THE
                                CAPITAL ENTITIES
                                       AND
                              THE COMPANY ENTITIES

                                TABLE OF CONTENTS




SECTION                   SUBJECT MATTER


   ONE            General Allocation of Responsibilities.

   TWO            Methods and Procedures.


                           ATTACHMENTS


           A.      -  Listing of Company Responsibilities.

           B.      -  Suggested Operational Procedures.

           C.      -  Remarketing Procedures.

           D.      -  Repurchase Calculation Methodology.

           E.      -  Calculating Net Book Value.

           F.      -  Post-Repurchase Allocation of Repurchase Monies.

                GENERAL ALLOCATION OF RESPONSIBILITIES REGARDING
                       TRANSACTIONS WHERE A CAPITAL ENTITY
                               PROVIDES FINANCING


               Since 1985 Credit Holdings has been providing Financing to Customers and Authorized Dealers. Such services are now provided by the Capital Entities, including AT&T Credit. While the Company Entities and Capital Entities benefit from the provision of such Financings, it is recognized that the Company Entities and Capital Entities will not receive the full benefits of such Financings unless Customers and Authorized Dealers fulfill their related payment obligations.

               Because the revenue stream resulting from such Financings is adversely affected by the subsequent failure of Customers or Authorized Dealers to pay, it is appropriate to allocate the responsibility for subsequent billing, collection and account enforcement activity when such situations occur.

               Therefore, as between the Company Entities and the Capital Entities, the entities capable of controlling a particular risk or covering a particular risk in its pricing (Product or Financing), shall be responsible for subsequent billing, collection, and account enforcement activity relating to the Financing shortfall. For example, should a Financing shortfall occur as a result of a Customer's or Authorized Dealer's inability to pay, or failure to pay for reasons which are not related to a Company Responsibility, or should the Capital Entities, anticipated residual value for the Product not be attained -- the Capital Entities would be responsible.

               Should a Financing shortfall occur as a result of a Company Responsibility, then the SBU that markets or provides the related Product would be responsible for subsequent billing,-collection, and account enforcement activity.

               In order to implement this allocation policy, the attached Methods and Procedures, which are made a part of this General Allocation of Responsibilities, shall apply. Such Methods and Procedures are intended to further define and amplify the responsibilities of the Company Entities (including their SBUs) and Capital Entities and to establish procedures that will facilitate the expeditious resolution of issues between the Company Entities and the Capital Entities. Except as set forth in the attached Methods and Procedures, this General Allocation of Responsibilities will not apply in situations where the Product warranty has expired and the Customer or Authorized Dealer has chosen not to avail itself of the various maintenance service contracts offered by the SBUs.

               This General Allocation of Responsibilities will not affect those programs or transactions where the Capital Entities and Company Entities agree (or have previously agreed), in writing, to different apportionment responsibilities or procedures. In order to provide continued flexibility for the future, the Capital Entities and Company Entities may modify this General Allocation of Responsibilities as they may mutually agree in writing. Moreover, this General Allocation of Responsibilities will apply to any successors of the parties subject to this allocation policy.

               It is understood and agreed that this General Allocation of Responsibilities refers in various contexts to obligations or agreements of SBUs (which may or may not be legal entities) because as a practical matter, the relevant obligation will be performed by a SBU or the relevant agreement will be entered into by personnel serving a SBU. In all events, any such obligations or agreements shall, in the case of SBUs that are not Company Entities, constitute obligations or agreements of the Company Entities of which such SBUs constitute a division or business grouping.

NOTHING WITHIN THIS DOCUMENT PURPORTS TO EXTEND ADDITIONAL REPRESENTATIONS, WARRANTIES OR RIGHTS TO A CUSTOMER OR AUTHORIZED DEALER ABOVE AND BEYOND THOSE REPRESENTATIONS, WARRANTIES AND RIGHTS CONTAINED IN THE CONTRACT BETWEEN SUCH CUSTOMER OR AUTHORIZED DEALER AND THE RELEVANT COMPANY ENTITIES.

                        METHODS AND PROCEDURES REGARDING
                     GENERAL ALLOCATION OF RESPONSIBILITIES

                         OVERVIEW AND GENERAL STATEMENT


The foregoing General Allocation of Responsibilities is intended to broadly define the circumstances in which responsibility for billing, collection and account enforcement activity is allocated to either a Capital Entity or the SBUs in situations where a Capital Entity provides Financing for a Customer or Authorized Dealer. The purpose of these Methods and Procedures is to further define and amplify the General Allocation of Responsibilities, and to establish procedures that will facilitate the resolution of issues between the Company Entities and the Capital Entities. These Methods and Procedures are comprised of the following:

                  Attachment A - is a specific listing of circumstances wherein SBUs will assume responsibility for billing, collection, and account enforcement activity.

                  Attachment B - sets forth the procedures to be followed when dealing with transactions that require SBUs to assume responsibility for billing, collection, and account enforcement activity.

                  Attachment C - sets forth certain equipment remarketing procedures.

                  Attachment D - sets forth the general repurchase calculation methodologies that will apply when SBUs assume the responsibility for billing, collection, and account enforcement activity.

                  Attachment E - sets forth the procedures to be utilized in calculating net book value.

               In preparing these Methods and Procedures, the assumption is made that every possible action had' been taken, in accordance with the terms and conditions of the contract between the Customer or Authorized Dealer and the relevant Company Entities, to resolve issues raised by the Customer or Authorized Dealer relating to the Product or related service provided by the Company Entities, and that such actions have not caused the Customer or Authorized Dealer to honor its financial obligations relative to its Financing contract with the appropriate Capital Entity.

               Any exception to these Methods and Procedures requires the consent of all parties to the foregoing General Allocation of Responsibilities affected by such change.

                                                                    Attachment A


                       LISTING OF COMPANY RESPONSIBILITIES

               The appropriate SBU will assume responsibility for billing, collection, and account enforcement activity of shortfall in a Financing provided by a Capital Entity when the customer or Authorized Dealer asserts that its failure to honor its financial obligation under the Financing contract with the Capital Entity is a result of one or more of circumstances constituting a Company Responsibility, provided, however, that customer assertions are subject to the review procedures set forth in Attachment B.

               SBU personnel may, on a case by case basis, conclude that enforcing the terms and conditions of the Financing contract between the Customer or Authorized Dealer and the appropriate Capital Entities, or the contract between the Customer or Authorized Dealer and the appropriate Company Entities, would be inappropriate. When this occurs, the transaction will be treated as a Company Responsibility.

               SBUs shall not be responsible for Financing shortfalls in situations where a Capital Entity provides Customer Financing that is arranged through an Authorized Dealer (but not including situations in which a Capital Entity provides Dealer Financing or customer Financing arranged directly by a Capital Entity or through a Company Entity), except in the following circumstances: (x) the Financing shortfall is caused by clause (iii) of the definition of "Company Responsibility" set forth in Section 7.2 of the Agreement; (y) the Product does not work or perform in accordance with any accompanying representation or warranty by a Company Entity; or (z) as a matter of law or equity the Company Entities are found to be responsible for the Customer's failure to honor its financial obligation to a Capital Entity.

               Except for the matters covered by clause (iii) of the definition of "Company Responsibility" set forth in Section 7.2 of the Agreement as well as the immediately preceding paragraphs, a Company Responsibility will only apply to matters that occur during the term of the warranty and during the term of any maintenance or service contract of a Company Entity.

               NOTHING WITHIN THIS DOCUMENT PURPORTS TO EXTEND ADDITIONAL REPRESENTATIONS, WARRANTIES OR RIGHTS TO A CUSTOMER OR AUTHORIZED DEALER ABOVE AND BEYOND THOSE REPRESENTATIONS, WARRANTIES OR RIGHTS CONTAINED IN THE CONTRACT BETWEEN SUCH CUSTOMER OR AUTHORIZED DEALER AND THE RELEVANT COMPANY ENTITIES.

                                                                    Attachment B

                        SUGGESTED OPERATIONAL PROCEDURES

               Within 10 business days of receipt of information of Customer or Authorized Dealer dissatisfaction and the actual withholding of, or notice from a Customer or Authorized Dealer of their intention to withhold, payment to the Capital Entity, the SBU or Capital Entity in receipt of such information will complete the Initial Equipment Problem Report ("Initial Report") appended hereto as Exhibit 1, and forward it to the other party.

                The SBU will then investigate the merits of any such Customer or Authorized Dealer assertions and will inform the Capital Entity, within 30 days of the Initial Report Date, if the SBU believes that (1) a Company Responsibility does exist or (2) further time is needed to investigate the Customer or Authorized Dealer's assertion. The SBU will advise the Capital Entity of the course of action it plans to pursue by completing the Investigatory Response section of the Initial Report, and by returning it to the Capital Entity within the 30 day time frame noted above. Thereafter, the Capital Entity and SBU will follow the Action Timetable appended hereto as
  Exhibit 2, whereby the SBU will provide the Capital Entity with a Status Report (Exhibit 3) in intervals of approximately 30 days. IN NO EVENT WILL SBU'S INVESTIGATION OF A CUSTOMER OR AUTHORIZED DEALER COMPLAINT BE DEEMED AN ACKNOWLEDGMENT THAT A COMPANY ENTITY OR SBU BEARS ANY RESPONSIBILITY WHATSOEVER FOR THE ALLEGED PROBLEM.

                If the SBU determines that a Company Responsibility exists ("Repurchase Determination"), the SBU will assume the responsibility for subsequent billing, collection and account enforcement by repurchasing the Financing contract from the Capital Entity pursuant to the reimbursement methodology set forth in Attachment D, and in accordance with the timetable outlined in Exhibit 2. The SBU will make its Repurchase Determination within 120 days of the date of the Initial Report, unless the SBU and the Capital Entity mutually agree to extend such date. Moreover, the SBU will make its Repurchase Determination at such earlier date as may be warranted by the situation, and will thereafter promptly repurchase the Financing contract from the Capital Entity pursuant to the reimbursement methodology set forth in Attachment D.

                In instances where an Company Responsibility has, in the SBU's opinion, been corrected, but the Customer or Authorized Dealer continues to refuse to make Financing payments to the Capital Entity for the period that such Company Responsibility existed, in lieu of repurchasing the financing contract as set forth above, the SBU and the Capital Entity may implement some other mutually agreeable mechanism to compensate the Capital Entity for the cost of carrying the non-performing asset during the non-performance period.

               In the event that the SBU believes that an Company Responsibility does not exist, and the Capital Entity initiates enforcement action against the Customer or Authorized Dealer, and the Capital Entity is unsuccessful in attempting to enforce its Financing contract because of a determination by a court, arbitrator or other tribunal that there was an Company Responsibility, then the SBU will bear responsibility for future billing, collection, and account enforcement activity.

               While a particular case is under review by the SBU as set forth above, the Capital Entity will not initiate legal action against the Customer or Authorized Dealer unless it is necessary to preserve the Capital Entity's rights (in which case the Capital Entity will consult with the SBU before initiating such legal action).

               In the event that the Capital Entity believes that the SBU's decision as to whether an Company Responsibility exists is in error, the Capital Entity and the SBU will escalate the issue within their respective organizations. All inquiries's regarding such matters should be forwarded to the appropriate individuals within the respective organizations.

               In the unusual event that the designated SBU and the Capital Entity representatives cannot come to agreement as to how to allocate the responsibility for subsequent billing, collection, and account enforcement activity on a particular transaction, then such representatives will escalate the issue to the appropriate level of senior management of the applicable SBU and Capital Entity for resolution. Any unresolved disputes shall be resolved pursuant to the arbitration provisions set forth in Article X of the Agreement.

               Should a SBU sustain any loss resulting from an offset due to a genuine breach by a Capital Entity of its Financing contract with the Customer or Authorized Dealer, the Capital Entity will compensate the SBU for such loss pursuant to procedures specified herein.

The responsible SBU may request that the Capital Entity provide post-repurchase administrative services on transactions that fall under the terms of the General Allocation of Responsibilities. The Capital Entities shall perform such services at such terms as are mutually agreeable to both the Capital Entity and SBU.

                                                                    Attachment C

                             REMARKETING PROCEDURES

               In those instances where a Company Responsibility exists, the cost of deinstallation and remarketing the Financed Product falls to the SBU without contribution from the Capital Entity. In those instances where a Company Responsibility does not exist, the cost of deinstallation, refurbishment, and remarketing the Financed Product falls to the Capital Entity.

               The SBU shall have the first right of purchase for Financed Products that come into the possession of the Capital Entity for potential remarketing, at a price that is mutually agreed to by the parties. This right is contingent upon the establishment of mutually agreeable mechanisms, methods and procedures as to how the right of first offer will be implemented and managed on an ongoing basis.

                                                                    Attachment D


                       REPURCHASE CALCULATION METHODOLOGY


               As previously stated, the Capital Entities and Company Entities do not obtain the full benefit of a customer or Authorized Dealer Financing unless the Customer or Authorized Dealer fulfills its financial obligation under its Financing contract with the Capital Entity. Unless otherwise agreed to by an Company Entity or SBU and Capital Entity with respect to particular types of Financings, when a Company Responsibility exists, all of the Capital Entity's right, title and interest in, to and under the Financing and Financed Product will be repurchased by the SBU from the Capital Entity utilizing the following methodology to calculate the appropriate price to be paid to the Capital Entity:

(a)     Principal Balance Reimbursement:

               The Capital Entity shall be compensated for the entire original amount funded in the event that the Customer or Authorized Dealer made no payments under the Financing contract, or in cases where the Capital Entity received payments but is returning the payments to the Customer or Authorized Dealer as part of a negotiated settlement.

               The Capital Entity shall be compensated for the remaining unpaid principal balance for those transactions where Customer or Authorized Dealer payments were received and retained by the Capital Entity.

               The method to be used to amortize the Customer or Authorized Dealer transaction to arrive at the remaining unpaid principal balance, at any given point in time, is the Mortgage Method Adjusted.

(b)     Interest Reimbursement:

               The Capital Entity shall be compensated for the cost of funds expense that it incurred to fund a particular transaction. Therefore, for each transaction where the SBU repurchases a Product from the Capital Entity under the terms of this Agreement, the following procedures for calculating interest reimbursement will apply:

               The cost of-funds rate is derived through the cost of funds report of the Capital Entity for the corresponding week during which the transaction was originally funded. The appropriate cost of funds rate can be determined by locating the term of the Financing under the applicable Financing contract, then locating the appropriate rate for the stated term.

               Assuming that there are no Customer or Authorized Dealer payments, or that whatever payment stream that was made to the Capital Entity is being returned to the Customer or Authorized Dealer, the Capital Entity shall receive compound interest for the number of interest periods from the date of funding to the anticipated date of repurchase by the SBU.

               In the event that Customer or Authorized Dealer payments are retained by the Capital Entity, interest reimbursement at the cost of funds rate should be calculated from the first interest period after the Capital Entity receives its final Customer or Authorized Dealer remittance, up to and including the interest period in which the SBU repurchases the Financing contract from the Capital Entity.

Late charge income, as a method of compensating for the delay in the originally anticipated cash flow to the Capital Entity, will not apply to transactions that fall under the terms of this Schedule.

(c)     Sundry Expenses:

               The Capital Entity shall be compensated by the SBU for verifiable out of pocket expenses incurred for transactions that fall under the terms of this Schedule. This includes such things as litigation expense (where outside counsel is being retained), costs of collection such as on-sight asset inspection/inventory, collection agency expense, and deinstallation expense (if paid by the Capital Entity).

               The SBU will not be responsible for soft costs, such as reimbursement for the time and effort of the Capital Entity employees, consultants, or temporary employees in resolving such situations.

(d)      Other:

               It is agreed that, for all transactions that fall under the terms of this Schedule, the Capital Entity will in no event receive a repurchase price that is less than its net book value, which is calculated in accordance with the description hereinafter contained.

               In some instances a Company Responsibility can be resolved by unwinding only a portion of the transaction, as opposed to a complete repurchase of the account by the responsible SBU. When this occurs the Capital Entity and SBU shall apply the methodologies contained in this Schedule on that percentage of the transaction that is being unwound, in order to arrive at the appropriate amount to be paid to the Capital Entity by the SBU.

                                                                    Attachment E


                           CALCULATING NET BOOK VALUE

               Net Book Value (NBV) is the remaining net investment in the lease recorded in accordance with generally accepted accounting principles as defined by the Financial Accounting Standards Board (FASB No. 13). More specifically, the methodologies utilized in the calculation of NBV vary depending upon the type of Financing being contemplated. The following is a description of the calculation methodologies by type of Financing:

(a)     Direct Finance Lease:

               NBV is calculated via Mortgage Method Adjusted amortization from the original amount Financed (less any advance Customer or Authorized Dealer payments), down to the accounting residual value, or the term of the Financing, at the true implicit rate (which is the internal rate of return of the anticipated accounting revenue stream).

(b)     Operating Lease:

               NBV is calculated by straight line depreciation, depreciating from the original Product cost down to the accounting residual value at the end of the firm term.

               Transactions for which no Customer or Authorized Dealer payments have been made will have a NBV as of Period 0. Transactions for which Customer or Authorized Dealer payments have been received and retained by the Capital Entity will have a NBV as of the period number which is equal to the total number of payments received and retained (i.e., if four (4) payments ire made and retained, NBV as of Period 4). Transactions for which Customer or Authorized Dealer payments have been made but will be returned to the Customer or Authorized Dealer by the Capital Entity will have a NBV as of the period number which is equal to the total number of payments made. In addition, the Capital Entity will be reimbursed for Customer or Authorized Dealer payments returned to the Customer or Authorized Dealer.

               The Capital Entities reserve the right to alter the methodology for calculation of NBV and income recognition as required by the Financial Accounting Standards Board and shall provide advance written notice to the appropriate SBU prior to the implementation of-any contemplated change.

                                                                    Attachment F


                 POST-REPURCHASE ALLOCATION OF REPURCHASE MONIES

               The General Allocation of Responsibilities defines, among other things, circumstances under which the SBUs will assume responsibility for the billing, collection, and account enforcement, which is accomplished via the repurchase of the Financing from the Capital Entity for transactions that are Company Responsibilities. The SBUs recognize that the assumption of the referenced responsibilities may result from problems under their direct control, or from problems under the direct control of some other SBU (i.e., selling SBU differs from Product-owning SBU).

The SBUs shall negotiate, within a reasonable time frame after the date hereof, the methods and procedures necessary to allocate the repurchase price paid to the Capital Entity by the SBU which has been deemed to be responsible for the Financing shortfall.

                                                                       Exhibit 1

                        PRODUCT / SERVICE PROBLEM REPORT
                     FOR CAPITAL ENTITY FINANCED TRANSACTION
                            *****INITIAL REPORT*****

- ---------------------------------------------------------------------------------------------------------------------------
Initial Report Originator:   [   ]  Company Entity    [   ]  Capital Entity        Date:

(Name):                                                 Room

Address:                                                Branch Code (Company Entity)

Address:                                                Telephone:
- -----------------------------------------------------------------------------------------------------------

Customer/Authorized Dealer                              Bill
Name:                                                   Units:

Address:                                                Contact:

Address:                                                Telephone:

Original Date Funded:                                   Amount Funded:

- -----------------------------------------------------------------------------------------------------------
PROBLEM TYPE:

[  ] Product                 [  ] Service            [  ] Warranty                 [  ]Other

Date First Notified of Problem:                           By Whom:

A Brief Description of Problem:

Resolution/Recommendation/Comments:

- -----------------------------------------------------------------------------------------------------------

INVESTIGATORY RESPONSE;                                   Date:

By (Name):                                                Room

Address:                                                  Branch Code (Company Entity)

Address:                                                  Telephone:


Resolution/Recommendation/Comments:

                                                                       Exhibit 2

- ---------------------------------------------------------------------------------------------------------------
                                ACTION TIMETABLE
- ---------------------------------------------------------------------------------------------------------------
- ----------- ---------------------------------- ---------------------------------- -----------------------------
CASE DAYS         CAPITAL ENTITY ACTION                   SBU ACTION                  REQUIRED ACTION DAYS
- ----------- ---------------------------------- ---------------------------------- -----------------------------
    0       1) Becomes aware of alleged        1) Completion of Initial Report    The Initial Report to be
            Product/service related            if problem surfaces through c).    prepared and forwarded
            problem, through:                                                     within 10 days of learning
            a) Collection efforts                                                 of the alleged problem.
            b) Customer or Authorized
            Dealer contact
            c) Contacted by SBU
            2) Completion of Initial Report
            (Exhibit 1) if problem
             ---------
            surfaces through a) or b)
            above.
- ----------- ---------------------------------- ---------------------------------- -----------------------------
- ----------- ---------------------------------- ---------------------------------- -----------------------------
   1-30     Continue billing and collection    Status Report to Capital Entity    Within 30 days of first
            activity, unless otherwise         via the Investigator Response      Case Day.
            agreed.                            section of the Initial Report.
- ----------- ---------------------------------- ---------------------------------- -----------------------------
- ----------- ---------------------------------- ---------------------------------- -----------------------------
  31-60     Continue billing and collection    Status Report to Capital Entity    Within 60 days of first
            activity, unless otherwise         if not resolved by day 60.         Case Day.
            agreed.
- ----------- ---------------------------------- ---------------------------------- -----------------------------
- ----------- ---------------------------------- ---------------------------------- -----------------------------
  61-90     Continue billing and collection    Status Report to Capital Entity    Within 90 days of first
            activity, unless otherwise         if not resolved by day 90.         Case Day.
            agreed.
- ----------- ---------------------------------- ---------------------------------- -----------------------------
- ----------- ---------------------------------- ---------------------------------- -----------------------------
  91-120    Continue billing and collection    (1) Status Report to Capital       Within 120 days of first
            activity pending SBU decision.     Entity if not resolved by          Case Day.
                                               Case Day 120.
                                               (2) By Case Day 120 SBU will
                                               advise Capital Entity that is
                                               taking one of the following
                                               courses of action:
                                               a) continue problem resolution
                                               but SBU will assume the
                                               responsibility for billing,
                                               collection, and account
                                               enforcement until problem is
                                               resolved.
                                               b) SBU will assume the
                                               responsibilities stated in (a)
                                               above and will deal directly
                                               with the customer.
                                               c) inform Capital Entity that
                                               the



                                               SBU has performed its
                                               obligations, and that an AT&T
                                               Responsibility does not exist.

- ----------- ---------------------------------- ---------------------------------- -----------------------------
- ----------- ---------------------------------- ---------------------------------- -----------------------------
 121-150    1) If SBU opts for a) or b)                                           Within 150 days of first
            above, Capital Entity will                                            Case Day.
            prepare a repurchase calculation
            worksheet and forward it to the
            SBU for payment processing
            (along with repurchase
            calculation backup and invoice).

            2) If SBU chooses c) above,
            Capital Entity may take whatever
            action it deems appropriate,
            including enforcement action
            against the customer.
- ----------- ---------------------------------- ---------------------------------- -----------------------------
- ----------- ---------------------------------- ---------------------------------- -----------------------------
 151-180    If SBU has decided to assume the   If SBU is to assume                Within 180 days of first
            responsibility for billing,        responsibility for billing,        Case Day.
            collection, and account            collection, and account
            enforcement activity, Capital      enforcement, it will verify that
            Entity will close billing and      the repurchase price is properly
            collection efforts upon receipt    calculated, obtain necessary
            of the repurchase amount or 180    internal approvals and paperwork
            days from the first Case Day       to generate the repurchase
            whichever occurs earlier.          check, and forward the check to
                                               Capital Entity.
- ----------- ---------------------------------- ---------------------------------- -----------------------------
- ----------- ---------------------------------- ---------------------------------- -----------------------------
 181-120    Upon receipt of SBU repurchase     Retain Capital Entity documents    Within 15 days of receipt
            check:                             for future use, if any.            of repurchase check.

            (1) send all original documents
            to SBU;

            (2) execute an assignment form,
            transferring all right, title,
            and interest to SBU; and

            (3) execute the appropriate
            UCC documents to assign an
            perfected security interest to
            SBU.
- ----------- ---------------------------------- ---------------------------------- -----------------------------





                                                                                                                      Exhibit 3
                            *****Status Report *****
********************************************************************************************************************************
Initial Report Originator:       (      )   Company Entity        (      )   Capital Entity          Date:______________________


By  (Name):  ______________________________________________________     Room #:    _____________________________________________

Address:     ______________________________________________________     Branch Code (Company Entity): __________________________

Address:     ______________________________________________________     Telephone: _____________________________________________

********************************************************************************************************************************
CUSTOMER/AUTHORIZED DEALER INFORMATION:
Customer/Authorized Dealer                                              Bill
Name:        _______________________________________________________    Units:  ________________________________________________

Address:     _______________________________________________________    Contact:________________________________________________

Address:     _______________________________________________________    Telephone:______________________________________________


********************************************************************************************************************************
FOLLOWUP INFORMATION:

(     ) Problem Resolved          (      )     No Problem Exists                               (      )     Problem Not Resolved

(     ) Problem Resolution Expected By:   ______________________________________________________________________________________

Brief Description of Current Efforts:     ______________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

Resolution/Recombination/Comments: _____________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

********************************************************************************************************************************
RECEIVERS RESPONSE (IF ANY):                                     Date:  ________________________________________________________

By  (Name):  _____________________________________________       Room #:________________________________________________________

Address:     _____________________________________________       Branch Code (Company Entity):__________________________________

Address:     _____________________________________________       Telephone:_____________________________________________________

Resolution/Recombination/Comments: _____________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________

********************************************************************************************************************************